UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INTERACTIVE BROKERS GROUP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

INTERACTIVE BROKERS GROUP, INC.
One Pickwick Plaza
Greenwich, Connecticut 06830

March 6, 2025
Dear Stockholder:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Interactive Brokers Group, Inc. We will hold the meeting on Thursday, April 17, 2025, at 9:30 a.m. Eastern Time, which you may attend via live webcast at www.virtualshareholdermeeting.com/IBKR2025 by using the multi-digit control number included in your proxy materials. We hope that you will be able to attend.
Details regarding admission to the meeting and the business to be conducted are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in this Proxy Statement. We have also made available a copy of our 2024 Annual Report with this Proxy Statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business and products.
Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. In accordance with these rules, we have sent a Notice of Internet Availability of Proxy Materials to each of our stockholders providing instructions on how to access our proxy materials and 2024 Annual Report over the Internet.
Your vote is very important to us. Whether or not you plan to attend the meeting, your shares should be represented and voted.

Sincerely,

Thomas Peterffy Chairman of the Board of Directors

INTERACTIVE BROKERS GROUP, INC.
One Pickwick Plaza
Greenwich, Connecticut 06830

Notice of 2025 Annual Meeting of Stockholders

TIME AND DATE	9:30 a.m., Eastern Time, on Thursday, April 17, 2025
VIRTUAL MEETING ACCESS	www.virtualshareholdermeeting.com/IBKR2025 Use multi-digit Control Number provided in your proxy materials.
ITEMS OF BUSINESS	•	To elect ten directors to the Board of Directors to serve until the annual stockholders’ meeting in 2026, and until their respective successors have been elected and qualified.
	•	To ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
	•	To hold an advisory vote on executive compensation.
	•	To transact such other business as may properly come before the Annual Meeting.
ADDITIONAL INFORMATION	Additional information regarding the items of business to be acted on at the Annual Meeting is included in the accompanying Proxy Statement.
RECORD DATE	The record date for the determination of the stockholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, is the close of business on February 19, 2025.
INSPECTION OF LIST OF STOCKHOLDERS OF RECORD
A list of the stockholders of record as of February 19, 2025 will be available for inspection at the Annual Meeting, and for ten days prior to the Annual Meeting, by appointment during ordinary business hours at our offices at One Pickwick Plaza, Greenwich, CT 06830. Please contact the Secretary of the Company at 203-618-4070 if you wish to inspect the list of stockholders prior to the Annual Meeting.

PROXY VOTING
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice you received in the mail, the section entitled Voting Instruction and Information beginning on page 1 of this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

You are invited to attend the Annual Meeting through the link at
www.virtualshareholdermeeting.com/IBKR2025 and may vote at that time.

Important Notice of Internet Availability of Proxy Materials for the Stockholder Meeting
to be Held on April 17, 2025. This Proxy Statement and our 2024 Annual Report are available at www.proxyvote.com.

By Order of the Board of Directors,

Paul J. Brody
Chief Financial Officer, Treasurer and Secretary

March 6, 2025

INTERACTIVE BROKERS GROUP, INC.
One Pickwick Plaza
Greenwich, Connecticut 06830
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
April 17, 2025
INTRODUCTION
This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors (the “Board”) of Interactive Brokers Group, Inc. (“IBG, Inc.”), a Delaware corporation, to be used at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments or postponements of the Annual Meeting. The Annual Meeting will be held on Thursday, April 17, 2025 at 9:30 a.m., Eastern Time, and will be held as a virtual meeting at www.virtualshareholdermeeting.com/IBKR2025. You may access the virtual meeting using the multi-digit Control Number provided with your proxy materials. This Proxy Statement and the accompanying form of proxy are first being made available on or about March 7, 2025.
When we use the terms “Company,” “we,” “us” and “our,” we mean Interactive Brokers Group, Inc., a Delaware corporation, its consolidated subsidiaries and predecessor companies.

VOTING INSTRUCTION AND INFORMATION
Why did I receive a Notice regarding the Availability of Proxy Materials?
In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we may send a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet or telephonically.
In addition, you may request to receive future proxy materials on an ongoing basis (i) electronically by e-mail or (ii) in printed form by mail. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. Your election to receive proxy materials by e-mail or by mail will remain in effect until you terminate it.
Who can vote at the Annual Meeting?
You are entitled to vote your shares of Class A common stock, par value $0.01 per share (the “common stock”), of the Company if you were a stockholder at the close of business on February 19, 2025, the record date for the Annual Meeting. At the close of business on the record date, 108,931,651 shares of common stock were outstanding. In addition, 100 shares of Class B common stock, par value $0.01 per share (the “Class B common stock”), of the Company were outstanding. All of the outstanding shares of Class B common stock are held of record by IBG Holdings LLC (“Holdings”), an entity controlled by Mr. Thomas Peterffy, our founder and Chairman, through his indirect ownership of the voting membership interests in Holdings.
The holders of the common stock and the Class B common stock will vote together as a single class on each of the proposals described in this Proxy Statement. The holder of each share of the common stock is entitled to one vote per share.
Due to our “Up-C” corporate structure, Mr. Thomas Peterffy and his affiliates, management and other employees of IBG LLC (the “Holdings Members”) maintain their ownership in the Company through membership interests in Holdings (the “Holdings Interests”). In order to ensure that the Holdings Members are not disenfranchised and, therefore, are entitled to vote their economic interest in the Company, Holdings was granted shares of Class B common stock that are proportionate to the voting power held by the Company’s Class A common shares. The Class B common shares are, in turn, voted on behalf of the Holdings Members by Mr. Thomas Peterffy, who directly or indirectly owns all of the voting membership interests in Holdings.
The Holdings Members ownership of interests in Holdings is proportionate to their economic interests held through Holdings in IBG LLC, the holding company for our businesses. The Class B common shares do not provide any voting power in excess of the Holdings Members’ economic interest in the Company. Rather, the Class B common shares merely enable Mr. Thomas Peterffy to vote the Holding Members’ proportionate economic interest in the Company on their behalf and does not give disproportionate or supervoting rights to Holdings or its members by virtue of owning Class B common stock. The number of votes cast by the Class B common stock is the same number of votes as the Holdings Members would cast if their Holdings Interests were exchanged for shares of Class A common stock. Accordingly, the Class B common stock is voted on an ‘as-converted’ to Class A common stock basis and does not have superior voting power. Whereas some companies with a dual-class stock voting structure give certain stockholders supervoting stock that has multiple votes per share, we do not. On this basis, each share of the Class B common stock is entitled to 3,136,434 votes, which is equal to the number of membership interests in IBG LLC held on the record date divided by 100. Accordingly, Holdings, as the sole holder of the Class B common stock, is expected to be entitled to cast 313,643,354 votes in the aggregate, or approximately 74.2% of all votes eligible to be cast at the Annual Meeting.

As of March 3, 2025, our directors and named executive officers beneficially owned an aggregate of approximately 3,258,461 shares of common stock and restricted stock unit awards (“stock awards”) that vest within 60 days, constituting approximately 2.99% of the common stock outstanding as of such date. As of the record date, February 19, 2025, our directors and named executive officers owned an aggregate of approximately 2,998,044 shares which can be voted at the Annual Meeting and constituting approximately 0.71% of all votes eligible to be cast at the Annual Meeting. It is expected that such directors and named executive officers will vote or direct the vote of all shares of common stock held or owned by such persons, or over which such persons have voting control, in favor of the proposals described in this Proxy Statement. It also is expected that Holdings will vote its shares of Class B common stock, expected to constitute approximately 74.2% of all votes eligible to be cast at the Annual Meeting, in favor of the proposals. Accordingly, the voting power of Holdings alone is sufficient to assure the approval of the proposals. See “Beneficial Ownership of Directors, Named Executive Officers and Owners of More Than Five Percent.”
Who is and is not a stockholder of record?
•	If you hold shares of common stock registered in your name at our stock transfer agent, Computershare Stockholder Services, Inc. (“Computershare”), you are a stockholder of record.
•	If you hold shares of common stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold in “street name.”
If you are a stockholder of record, Broadridge is sending these proxy materials to you directly. If you hold shares in street name, these materials are being sent to you by the bank, broker or similar institution through which you hold your shares.
What do I need to do to attend the Annual Meeting?
The Annual Meeting will be held as a virtual meeting. To access the meeting you will need the multi-digit Control Number provided with your proxy materials.
How do I request paper copies of the proxy materials?
If you received a Notice by mail, you will not receive paper copies of the proxy materials in the mail unless you request them. Instead, the Notice instructs you on how to access and read the Proxy Statement and Annual Report and how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of the materials, please follow the instructions on the Notice for requesting the materials, and we will promptly mail the materials to you.
How do I vote?
You may vote using any of the following methods:
•	Telephone
If you are located within the United States or Canada, you can vote your shares by telephone by calling the toll-free telephone number printed on the Notice, on your proxy card, or in the instructions that accompany your proxy materials, as applicable, and following the recorded instructions. You will need the multi-digit Control Number printed on the Notice, on your proxy card, or in the instructions that accompany your proxy materials, as applicable. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on April 16, 2025. Have your proxy card in hand when you call and then follow the instructions. The telephone voting system has easy to follow instructions and allows you to confirm that the system has properly recorded your vote. If you vote by telephone, you do NOT need to return a proxy card or voting instruction form. If you are an owner in street name, please follow the instructions that accompany your proxy materials.

•	Internet
You can also choose to vote your shares by the Internet. You will need the multi-digit Control Number printed on your Notice, on your proxy card, or in the instructions that accompany your proxy materials, as applicable. The web site for Internet voting is listed on your Notice, proxy card, or in the instructions that accompany your proxy materials. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on April 16, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. As with telephone voting, you will be able to confirm that the system has properly recorded your vote. If you vote via the Internet, you do NOT need to return a proxy card or voting instruction form.
•	Mail
If you are a holder of record and received printed copies of the materials by mail, you may choose to vote by mail. Simply mark your proxy card, date and sign it, and return it in the postage-paid envelope that we included with your materials or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you hold your shares through a bank or brokerage account, please complete and mail the voting instruction form in the envelope provided.
•	During the Annual Meeting
You may also vote during the Annual Meeting through our link at www.shareholdermeeting.com/IBKR2025. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting. All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return a proxy card but do not give voting instructions, the shares represented by that proxy card will be voted as recommended by the Board. Returning the proxy card or voting by telephone or via the internet does not deprive you of your right to attend the meeting.
The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders voting by Internet or telephone should understand that, while we and Broadridge do not charge any fees for voting by Internet or telephone, there may nevertheless be costs, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.
How can I revoke my proxy or substitute a new proxy or change my vote?
You can revoke your proxy or substitute a new proxy or change your vote before your proxy is voted at the Annual Meeting.
•
You may revoke any proxy that you previously granted or change your vote at any time prior to 11:59 p.m. Eastern Time on April 16, 2025 by entering your new vote electronically via the Internet at www.proxyvote.com using the account, multi-digit Control Number that you previously used or telephonically using the number indicated on your Voting Instruction Form. If you desire to change your vote by mail, you must first request paper copies of the materials and mail your new Voting Instruction Form using the prepaid return envelope provided. However, your new instructions must be received before the close of business on April 16, 2025.

•	You may also revoke your proxy or change your vote at any time prior to the final tallying of votes by:
•	delivering a written notice of revocation to Paul J. Brody, the Secretary of the Company, at Interactive Brokers Group, Inc., One Pickwick Plaza, Greenwich, CT 06830;
•	executing and delivering to the Secretary of the Company a later-dated proxy via the internet at www.virtualshareholdermeeting.com/IBKR2025.

How can I obtain an additional proxy card?
If you lose, misplace or otherwise need to obtain a proxy card, and:
•	you are a stockholder of record (see Who is and is not a stockholder of record?), contact Investor Relations at 203-618-4070; or
•	you hold your shares of in street name and, therefore, are not a stockholder of record, contact your bank, broker or account representative.
If I submit a proxy by Internet, telephone or mail, how will my shares be voted?
If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares of common stock will be voted in accordance with your instructions.
If you sign, date and return your proxy card but do not give voting instructions, your shares of common stock will be voted as follows: FOR the election of our director nominees, FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2025, and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.
If I hold my shares in “street name” and do not provide voting instructions, can my broker still vote my shares?
Brokerage firms have authority to vote clients’ unvoted shares on some “routine” matters. When a brokerage firm votes its clients’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote clients’ unvoted shares on non-routine matters, which results in a broker non-vote. A broker non-vote will be treated as not being entitled to vote on the proposal. For proposals that require a majority of votes voting on the proposal to be approved, a broker non-vote will not be counted for purposes of determining whether the proposal has been approved.
The Company’s proposal to ratify the appointment of our independent public registered accounting firm is considered a routine matter, but the other proposals are not.
What vote is required for a director to be elected or for the other proposals to be ratified?
Election of Directors - You may vote FOR or AGAINST any or all director nominees or you may ABSTAIN as to one or more director nominees. A majority of the votes cast FOR or AGAINST the election of a director nominee must be voted FOR the director nominee in order for the director nominee to be elected. A vote to ABSTAIN is not treated as a vote FOR or AGAINST and thus will have no effect on the outcome of the vote. A director nominee who fails to receive a majority of FOR votes will be required to tender his or her resignation to our Board for consideration.
Ratification of the Appointment of Independent Registered Public Accounting Firm - You may vote FOR or AGAINST the ratification of the appointment of our independent registered public accounting firm or you may ABSTAIN. A majority of the votes cast FOR or AGAINST ratification must be voted FOR ratification for it to pass. A vote to ABSTAIN is not treated as a vote FOR or AGAINST and thus will have no effect on the outcome of the vote.
Advisory Vote on the Compensation of our Named Executive Officers- You may vote FOR or AGAINST the approval of the Company’s executive compensation or you may ABSTAIN. A majority of the votes cast FOR or AGAINST approval must be voted FOR approval for it to pass. A vote to ABSTAIN is not treated as a vote FOR or AGAINST and thus will have no effect on the outcome of the vote. Although the outcome of this advisory vote on the compensation of our named executive officers is non-binding, the Compensation Committee and our Board will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.
Broker Non-Vote - A failure by your broker to vote your shares of common stock when you have not given voting instructions will have no effect on the outcome of the vote on discretionary matters, i.e., the election of directors. A “broker non-vote” occurs when you do not provide the broker with voting instructions on non-discretionary matters and the broker cannot vote your shares on these matters. Because the affirmative vote of a majority of the outstanding shares is necessary to approve each stockholder proposal, a broker non-vote will have the effect of a vote AGAINST that proposal.

How many votes are required to transact business at the Annual Meeting?
A quorum is required to transact business at the Annual Meeting. The presence of Holdings, as the sole holder of the Class B common stock, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are treated as present for quorum purposes.
How do I obtain more information about the Company?
A copy of our 2024 Annual Report is available on the website www.proxyvote.com. You may obtain, free of charge, a copy of our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and the charters for our Audit, Compensation, and Nominating and Corporate Governance Committees by writing to: Interactive Brokers Group, Inc., One Pickwick Plaza, Greenwich, CT 06830, Attn: Investor Relations; e-mail: investor-relations@interactivebrokers.com. All of these documents are also available on our website at http://investors.interactivebrokers.com.
Who pays for the expenses of this proxy solicitation?
We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of the Company telephonically, electronically or by other means of communication. Our directors, officers and employees will receive no additional compensation for any such solicitation. We will reimburse brokers and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

CORPORATE GOVERNANCE
Board Leadership Structure
The Board’s current leadership structure separates the positions of Chairman, Chief Executive Officer, and Lead Independent Director. Given the size and ownership structure of the Company as a controlled company, as defined by Nasdaq Stock Market LLC (“Nasdaq”) Rules, we believe that the current leadership structure is suitable for the Company.
The Board’s Role in Risk Oversight
It is management’s responsibility to manage risk and bring to the Board’s attention any material risks to the Company. The Board has oversight responsibility through its Audit Committee which oversees the Company’s risk policies and processes relating to the financial statements and financial reporting processes and the guidelines, policies and processes for mitigating those risks.
Controlled Company Status
Because of Mr. Thomas Peterffy’s substantial ownership, we are eligible to be and are treated as a “controlled company” for purposes of Nasdaq Rules. As a result, we are not required by Nasdaq to have a majority of independent directors or to maintain compensation and nominating and corporate governance committees composed entirely of independent directors to continue to list shares of common stock on Nasdaq.
Director Independence
Dr. Lawrence Harris serves as Lead Independent Director. The Lead Independent director is responsible for presiding at the executive sessions of the independent directors, calling of meetings of independent directors, serving as liaison between the independent directors and the Chairman, and, if requested by stockholders, ensuring that he is available, when appropriate, for direct communication.
Our Board has determined that each of Dr. Lawrence Harris, Ms. Nicole Yuen, Ms. Jill Bright, Mr. Richard Repetto, and Ms. Lori Conkling are independent under the Nasdaq listing standards and SEC rules.
Family Relationships of Directors and Executive Officers
Other than Mr. William Peterffy, who is the son of Mr. Thomas Peterffy, our Founder and Chairman, none of the current directors or officers, or nominees for director, is related to any other officer or director of the Company or to any nominee for director.
Board and Committee Meetings
Our Board held four meetings during our 2024 fiscal year. With the exception of Mr. William Peterffy, each of our then serving directors attended at least 75% of the meetings of our Board and the committees of our Board on which they served during fiscal year 2024. Our directors are expected to attend annual meetings of stockholders at which they are nominees for election, Board meetings and meetings of the committees on which they serve, and to spend time needed and meet as frequently as necessary to properly discharge their responsibilities. All but one of our then serving board members attended our virtual 2024 annual meeting of stockholders.
Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees are set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities. As a controlled company, we are not required by Nasdaq to have a compensation committee or a nominating and corporate governance committee composed entirely of independent directors. In 2024, we dissolved the Environmental, Social and Governance (“ESG”) Committee and transferred the responsibilities to the Nominating and Corporate Governance Committee.
Audit Committee
Our Audit Committee is comprised of Dr. Lawrence Harris (Chairman), Ms. Nicole Yuen and Mr. Richard Repetto, each of whom is an independent director within the meaning of the rules of Nasdaq and the SEC. Our Audit Committee operates pursuant to a written charter that is available on our website at http://investors.interactivebrokers.com. Dr. Harris is an “audit committee financial expert” as defined in the SEC rules. Each member of our Audit Committee is financially literate. The composition of our Audit Committee satisfies the requirements of the Nasdaq and the SEC.

Our Audit Committee is responsible for, among other things:
•	directly appointing, retaining, evaluating, compensating and terminating our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm auditors their independence from management;
•	reviewing with our independent registered public accounting firm auditors the scope and results of their audit;
•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•
overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; and

•	reviewing and monitoring our accounting principles, policies and financial and accounting controls.
Audit Committee Report
We, the Audit Committee of the Board of Directors of Interactive Brokers Group, Inc., have met and held discussions with management and Interactive Brokers Group, Inc.’s independent registered public accounting firm. As part of this process, we have:
•	reviewed and discussed the audited financial statements with management;
•
discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16—Communications with Audit Committee; and

•
received the written disclosures and the letter from the independent registered public accounting firm required by applicable PCAOB requirements for independent accountant communications with audit committees concerning auditor independence.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited financial statements be included in Interactive Brokers Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.
Respectfully submitted,
The Audit Committee
Dr. Lawrence E. Harris, Chairman (Independent Director)
Ms. Nicole Yuen, Independent Director
Mr. Richard Repetto, Independent Director
February 21, 2025
Compensation Committee
Our Compensation Committee is comprised of Messrs. Thomas Peterffy (Chairman), Earl H. Nemser and Milan Galik, and operates pursuant to a written charter that is available on our website at http://investors.interactivebrokers.com. The primary responsibility of our Compensation Committee is to develop and oversee the implementation of our philosophy with respect to the compensation of our officers.
Our Compensation Committee is responsible for, among other things:
•	reviewing and recommending director compensation policies to our Board;
•	making recommendations, at least annually, to our Board regarding our policies relating to the amounts and terms of all compensation of our executive officers;
•	administering and discharging the authority of our Board with respect to our equity plans; and
•	human capital management.

Compensation Committee Report
We, the Compensation Committee of the Board of Directors of Interactive Brokers Group, Inc., have reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on such review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted,
The Compensation Committee
Mr. Thomas Peterffy, Chairman
Mr. Earl H. Nemser, Director
Mr. Milan Galik, Director
March 6, 2025
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is comprised of Messrs. Earl H. Nemser (Chairman) and Thomas Peterffy and Ms. Nicole Yuen, and operates pursuant to a written charter that is available on our website at http://investors.interactivebrokers.com.
Our Nominating and Corporate Governance Committee is responsible for, among other things:
•	selecting potential candidates to be nominated for election to our Board;
•	recommending potential candidates for election to our Board;
•	reviewing corporate governance matters;
•	making recommendations to our Board concerning the structure and membership of committees of our Board; and
•	overseeing and advising management on sustainability, environmental, and social matters.
Nominating and Corporate Governance Committee Report
We, the Nominating and Corporate Governance Committee of the Board of Directors of Interactive Brokers Group, Inc., have reviewed and conducted an evaluation of the performance of both the Board of Directors as a whole and the directors individually. During fiscal year 2024, we performed all of our duties and responsibilities under the Nominating and Corporate Governance Committee’s charter.
Respectfully submitted,
The Nominating and Corporate Governance Committee
Mr. Earl H. Nemser, Chairman
Mr. Thomas Peterffy, Director
Ms. Nicole Yuen, Independent Director
March 6, 2025

Summary of Board Membership and Number of Committee Meetings
The following table summarizes the membership on each Board committee and the number of committee meetings held during fiscal year 2024.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Thomas Peterffy		Chairman	✔
Earl H. Nemser		✔	Chairman
Milan Galik		✔
Paul J. Brody
Lawrence E. Harris - Independent	Chairman
Philip Uhde(1) - Independent
William Peterffy
Nicole Yuen - Independent	✔		✔
Jill Bright - Independent
Richard Repetto - Independent	✔
Meetings held during fiscal year 2024	8	3	2

(1)	Mr. Phillip Uhde did not stand for re-election to the Board of Directors at the April 18, 2024 Annual Meeting of Stockholders.
Compensation Committee Interlocks and Insider Participation
None of our named executive officers has served as a member of the board of directors or compensation committee of any unrelated entity that has one or more named executive officers serving on our Board or Compensation Committee.
IBG LLC Steering Committee
The management of IBG LLC and its subsidiaries is governed by a committee comprising our Chairman, our named executive officers and certain other members of senior management, which we refer to as the Steering Committee. The Steering Committee handles day-to-day and strategic management issues and is led by our Chief Executive Officer, Mr. Milan Galik.
Communication with the Board of Directors
If you wish to communicate with our Board, independent directors and committees of our Board, you may send your communication in writing to Mr. Paul J. Brody, the Secretary of the Company, at Interactive Brokers Group, Inc., One Pickwick Plaza, Greenwich, CT 06830. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company.
The Secretary of the Company will compile all communications, summarize lengthy, repetitive or duplicative communications and forward them to the appropriate director(s) or committee(s) of our Board. The Secretary of the Company will not forward non-substantive communications or communications that pertain to personal grievances, but instead will forward them to the appropriate department within the Company for resolution. If this is the case, the Secretary of the Company will retain a copy of such communication for review by any director or committee upon request.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. We will post any amendments to the Code of Business Conduct and Ethics, and any waivers that are required to be disclosed by the rules of either the SEC or Nasdaq on the investor relations section of our website located at www.interactivebrokers.com/ir.

Insider Trading Policies and Procedures
We have adopted an Insider Trading Policies and Procedures that governs the purchase, sale and/or other dispositions of our securities by our directors, officers and employees, as well as their immediate family members and entities owned or controlled by them, that is designed to promote compliance with insider trading laws, rules and regulations. The Insider Trading Policies and Procedures is included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024.
Board Oversight of Cybersecurity Risks
Our Board receives periodic updates on cybersecurity matters from the Company’s Chief Executive Officer (based on consultation with the Company’s Chief Information Security Officer and other senior members of the Information Security and/or Technology staff). In addition, a member of senior management responsible for the Company’s Information Security team provides quarterly briefing updates to the Board regarding the overall state of our cybersecurity program, information on the current cybersecurity threat landscape, risks from cybersecurity threats, and any cybersecurity incidents that are reasonably likely to materially affect, or which have materially affected, the Company.
The Company’s management, including through its oversight of Company policies and procedures regarding cybersecurity, is actively involved in the prevention, detection, mitigation, and remediation of cybersecurity incidents impacting the Company. Management’s oversight is augmented through the Company’s Enterprise Risk Management Framework, which includes risk and control assessments related to the Company’s cybersecurity program. Additionally, the Company’s Internal Audit Group periodically audits aspects of the Company’s cybersecurity program and provides reports to the Board’s Audit Committee, and an external audit firm conducts an annual SOC 2 attestation of the Company’s information security controls.

COMPENSATION MATTERS
Compensation Discussion and Analysis
Compensation Philosophy and Objectives
We adhere to the philosophy that compensation of our named executive officers should first and foremost be directly and materially linked to each executive’s individual performance and our overall performance. The objectives of our executive compensation program are (1) to enhance our long-term value, (2) to assist us in attracting and retaining high quality talent, (3) to reward past performance and motivate future performance, and (4) to align named executive officers’ long-term interests with those of our stockholders.
Role of Executive Officers in Compensation Decisions
Employee performance is reviewed and compensation changes are recommended to the Company’s Chief Executive Officer by members of the IBG LLC Steering Committee. The Chief Executive Officer makes final recommendations to our Compensation Committee, led by our Chairman, which ultimately determines aggregate compensation for all employees and is significantly involved in all key aspects of executive compensation, including the Chairman’s own compensation. Our Compensation Committee is responsible for overseeing the implementation of our philosophy and objectives with respect to the compensation of our named executive officers and directors and administering all aspects of our compensation and benefit plans and programs. The Compensation Committee is currently comprised of Messrs. Thomas Peterffy, Earl H. Nemser and Milan Galik. As a controlled company, we are not required by Nasdaq to have a compensation committee composed entirely of independent directors.
Setting Executive Compensation
Historically, we have kept base salaries for our named executive officers at a relatively modest level in comparison to salaries paid to senior executives at many other companies in our industry and have not sought to “benchmark” salaries to those of our competitors. We have not utilized the services of a compensation consultant to date. We leave decisions as to these matters to our Compensation Committee.
We compensate our named executive officers through three primary methods: base salary, cash bonuses and stock awards. Although the base salaries of our named executive officers are fixed, a substantial additional portion of total compensation is variable. This practice ensures that our executive compensation packages include a combination of base salary and incentives that are appropriate and competitive in the relevant marketplace, as well as related to the individual’s performance and our performance. Our named executive officers have an average of 39 years tenure with us.
Our compensation program is designed to reward performance by tying a substantial portion of each named executive officer’s total potential compensation to individual performance and our performance. We evaluate individual and company performance in a qualitative fashion; we do not utilize specific financial or operating performance goals or targets in setting executive compensation. Through our practice of granting stock awards, the compensation program also promotes and rewards a named executive officer’s tenure and longevity with us, as well as the executive’s role in our financial performance. Stock awards also align the interests of our named executive officers with those of our stockholders.
We do not utilize a set formula for allocating compensation among the elements of total compensation. The subjective decisions regarding the amount and mix of elements which comprise the compensation awarded to our named executive officers are principally based upon an assessment of each executive’s leadership, performance and contribution to the achievement of our financial goals, as well as subjective judgments about each executive individually, rather than on rigid guidelines or formulas. Key factors include the executive’s performance; the nature, scope and level of the executive’s responsibilities; and the executive’s contribution to our overall financial results. Consistent with the overall philosophy described above, the compensation of our named executive officers is predominantly performance based because they have the greatest ability to influence our performance. The decisions concerning specific base compensation elements and the total compensation paid or awarded to our named executive officers in fiscal year 2024 were made within this framework. Specific individual and/or company performance goals or targets were not used. In fiscal year 2024, the aggregate base salaries of our named executive officers constituted approximately 10% of their total aggregate compensation, cash bonuses constituted approximately 25%, stock awards (as described below) constituted approximately 61%, and other compensation constituted the remaining 4%. We granted $18,455,000 worth of stock awards in connection with the Company’s amended 2007 Stock Incentive Plan (“Stock Incentive Plan”), as part of our named executive officers 2024 compensation. The individual allocations of compensation may vary considerably from year to year.
We believe that these practices provide our named executive officers with incentives that are aligned with our conservative risk management policies. A substantial portion of the compensation for our named executive officers is in the form of long-term stock awards, which include vesting periods and conditions. These stock awards are designed not only to encourage long-term performance, but also to minimize the type of short-term risk-taking that might contravene our risk management policies. Our approach to compensation complements our practices of real-time risk assessment and daily measurement of financial performance in the various parts of our businesses, which also act as disincentives to excessive risk-taking.
Elements of Compensation
Although our named executive officers and other key employees holding direct or indirect ownership interests in Holdings have benefited from the increased value of their ownership interests, they have historically received base salary and performance-based cash bonuses and stock awards, and we expect to continue compensating them in this form. We believe that in order to attract and retain highly effective people we must maintain a flexible compensation structure, including base salary, cash bonuses and stock awards. As stated above, we do not utilize a specific formula for allocating compensation among the various elements of total compensation. The amounts of cash bonuses and stock awards were determined at the discretion of our Compensation Committee. Historically, Mr. Thomas Peterffy has received no cash bonus or long-term incentives as the Compensation Committee believes that his and his affiliates’ approximate 91.4% ownership of Holdings which, in turn, owns approximately 74.2% of IBG LLC, has provided sufficient incentive to align his interests with those of our common stockholders.
Base Salary. Base salary is structured to ensure that our named executive officers are fairly and equitably compensated. Base salary is used to appropriately recognize and reward the experience and skills that our employees bring to us and provides motivation for career development and enhancement. Base salary is designed to ensure that all employees continue to receive a basic level of compensation that reflects any acquired skills that are competently demonstrated and are consistently used at work.
Base salary for our named executive officers is initially established based on the scope of their responsibilities and the applicable competitive market compensation paid by other companies for similar positions and is reviewed annually. A single base salary level is established each year, applicable to all named executive officers. Because named executive officers are partially, and sometimes substantially, compensated through performance-based annual cash bonuses and stock awards, and the appreciation in their equity ownership, the base salary is kept at a relatively modest level in comparison to salaries generally believed to be paid to senior executives at many other firms in our industry. A named executive officer’s base salary is not dependent upon our achievement of performance goals.
Bonuses. We maintain an executive cash bonus program to reward superior individual and financial performance for the year. Each year, an executive cash bonus pool is established, from which we pay annual cash bonuses to our named executive officers upon the direction of our Compensation Committee. The amount of the pool is based on several factors, including our financial performance, our progress toward our strategic goals, and the competitive environment for experienced executives. Executive bonuses are based on individual performance and on our financial performance, measured in a qualitative fashion. Specific individual and/or company performance goals or targets have historically not been used. Cash bonuses awarded to our named executive officers in December 2024 for fiscal year 2024 performance ranged from 0% to approximately 654% of the named executive officer’s 2024 base salary, amounting to an aggregate payout of $7,607,000. Our Chairman did not receive a cash bonus, in accordance with historical practices. The annual bonuses paid to our other named executive officers for fiscal year 2024 performance are shown below in the Summary Compensation Table.
Long-Term Incentives. We utilize long-term stock awards to promote the success of each named executive officer, motivate outstanding performance, and encourage and reward employment longevity. Prior to our Initial Public Offering (the “IPO”), executive officers and other key employees historically had been granted equity ownership interests in IBG LLC and continue to hold such interests through their direct or indirect ownership of membership interests in Holdings.

We believe that compensation paid to our named executive officers should be closely aligned with our performance on a continuing and long-term basis and, thereby, with the interests of our stockholders. Toward this end, the Stock Incentive Plan provides for the granting of various types of stock awards. Under the Stock Incentive Plan, we have historically granted stock-based compensation to our named executive officers in the form of restricted stock units that vest and are settled over approximately four years. Other than such restricted stock units, our named executive officers do not hold any outstanding equity awards. Since the inception of the Stock Incentive Plan, it has been our practice to make dividend equivalent payments on unvested stock awards consistent with dividends that are paid with respect to our common stock. Although we retain the flexibility to grant different types of stock awards, it is not currently anticipated that we will grant, as part of executive compensation, stock appreciation rights or other forms of equity-based compensation under the Stock Incentive Plan.
Pursuant to policies set by our Compensation Committee, base salary increases, cash bonuses and stock awards shall be awarded annually, following an evaluation of each named executive officer’s individual performance and the Company’s performance for the year.
Compensation for Named Executive Officers During 2024
Our Compensation Committee determines compensation for all employees, including our named executive officers. Our named executive officers for the 2024 fiscal year were Mr. Thomas Peterffy, our Chairman; Mr. Earl H. Nemser, our Vice Chairman; Mr. Milan Galik, our Chief Executive Officer and President; Mr. Paul J. Brody, our Chief Financial Officer, Treasurer and Secretary; and Dr. Thomas A. Frank, our Executive Vice President.
The Compensation Committee has traditionally set Mr. Peterffy’s compensation as salary only, capped at 0.2% of IBG LLC’s net income. During 2024, Mr. Peterffy was paid a salary of $575,000 by IBG LLC and no bonus or equity awards, in accordance with historical practices. During 2025, Mr. Peterffy will be paid a salary of $590,000 by IBG LLC. We believe that the ownership by Mr. Peterffy and his affiliates, through their direct and indirect ownership in Holdings, of a significant amount of the equity in IBG LLC aligns his interests with those of our common stockholders.
Mr. Earl H. Nemser has historically been compensated for his employment as Vice Chairman, reflecting contributions as legal counsel, as head of the IBG LLC Internal Audit Committee, as a member of the Company’s Steering Committee, in his role at ForecastEx, as a director of many of the Company’s subsidiaries, and, since 2023, as Chairman of Interactive Brokers (U.K.) Limited. The Compensation Committee has made its determination based on the assessments described above under “Setting Executive Compensation.” During 2024, Mr. Nemser was paid a salary of $755,000 by IBG LLC (inclusive of $180,000 of IBG LLC director fees) and a cash bonus of $1,000,000 in accordance with these practices. Mr. Nemser also received a stock award under the Stock Incentive Plan valued at $1,425,000 for the year ended December 31, 2024. During 2025, Mr. Nemser will be paid a salary of $770,000 by IBG LLC (inclusive of $180,000 of IBG LLC director fees).
Messrs. Galik and Brody and Dr. Frank have historically been compensated in accordance with the policies discussed above under “Setting Executive Compensation” with a mixture of base salary, cash bonus, and stock awards under the Stock Incentive Plan. Mr. Galik’s, Mr. Brody’s and Dr. Frank’s 2024 base salary was $575,000. Each received an individual performance-based bonus. In addition to performance evaluations, consideration was given to the benefits derived from each individual’s existing direct or indirect ownership of membership interests in Holdings. Messrs. Galik and Brody and Dr. Frank received stock awards under the Stock Incentive Plan valued at $12,525,000, $3,295,000, and $1,210,000, respectively, for the year ended December 31, 2024.
The contributions of each of our named executive officers that the Compensation Committee considered included: Mr. Galik has a key role in the management of the Company over the execution of its strategy and in the ongoing development of software and systems for our electronic brokerage platform, driving the growth of the business. The Compensation Committee determined that Mr. Galik’s performance and contribution to the achievement of the Company’s financial goals merited a higher bonus in 2024 than the other named executive officers of the Company. Mr. Brody made ongoing efforts with respect to building and maintaining strong financial and operational controls, a prudent liquidity management program, banking relationships, credit ratings and interaction with domestic and foreign financial regulators. Dr. Frank continued to enhance the Company’s risk management and global technical infrastructure. Their 2025 base salary has been increased to $590,000. Each of Messrs. Galik and Brody and Dr. Frank is expected to receive a stock award under the Stock Incentive Plan in 2025 based on each executive’s anticipated future contribution to our success. The 2024 stock awards under the Stock Incentive Plan were consistent with the above-mentioned policies and reflected the Compensation Committee’s assessment of each executive’s leadership, performance and contribution to the building of our Company.
All salaries and bonuses will be paid by IBG LLC or one of its operating subsidiaries. No employee of IBG LLC will be paid any separate or additional amount for their services as director of the Company, except for director fees. See “Compensation of Directors” below. In addition to the foregoing, certain named executive officers, as a result of their direct and/or indirect ownership of membership interests in Holdings and in IBKR Member Holdings LLC, received indirect distributions from IBG LLC, as described in footnote (5) to the Summary Compensation Table below.
401(k) Plan
We offer substantially all employees of our United States (“U.S.”) based subsidiaries who have met minimum service requirements the opportunity to participate in a defined contribution retirement plan qualifying under the provisions of Section 401(k) of the Internal Revenue Code. The general purpose of this plan is to provide employees with an incentive to make regular savings in order to provide additional financial security during retirement. The plan provides for IBG LLC to match 50% of the employees’ pretax contribution, up to a maximum of 10% of eligible earnings. Employees vest in the matching contribution ratably over six years.
Severance Arrangements
None of our named executive officers have employment agreements and none are subject to severance arrangements. A portion of our named executive officers’ compensation package is in the form of restricted stock units granted under the Stock Incentive Plan. The form of award agreement that we use for granting restricted stock units under the Stock Incentive Plan provides that employees who discontinue employment with us for reasons other than for cause and continue to satisfy certain post-employment requirements and restrictions will be eligible to earn 50% of previously granted but not yet earned stock awards, unless the employee is over the age of 59, in which case the employee would be eligible to receive 100% of previously granted but not yet earned stock awards. Such stock awards will continue to vest and be earned upon the vesting schedule set forth in the applicable award agreement. The conditions that must be satisfied in order for such vesting to apply are described below in the section titled “Potential Payments Upon Termination or Change in Control.”
Perquisites
Our named executive officers receive only the fringe benefits normally provided to all other employees, such as health, dental, life, hospitalization, surgical, major medical and disability insurance, participation in our 401(k) plan, paid time off, and other similar company-wide benefits which may be in effect from time to time for all other employees. Other than the standard employee benefits, we do not provide additional perquisites, personal direct or indirect benefits, or use any separate set of standards in determining the benefits for our named executive officers. We believe that our base salary and total compensation package are reasonable and competitive in the industry, and we have demonstrated that we are able to hire and retain talented executives without offering additional perquisites.
Accounting for Stock-Based Compensation
The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation—Stock Compensation” (“ASC Topic 718”), to account for stock awards granted under the Stock Incentive Plan. ASC Topic 718 requires all share-based payments to employees to be recognized in the financial statements using a fair value-based method. Grants, which are denominated in U.S. dollars, are communicated to employees in the year of grant, thereby establishing the fair value of each grant. The fair value of stock awards granted to employees are generally expensed as follows: 50% in the year of grant in recognition of the plans’ post-employment provisions (as described below) and the remaining 50% over the related vesting period utilizing the “graded vesting” method permitted under ASC Topic 718. In the case of “retirement eligible” employees (those employees older than 59 at the time of the grant), 100% of stock awards are expensed when granted.
Stock awards granted under our Stock Incentive Plan are subject to certain post-employment provisions in the event an employee ceases employment with the Company. The form of award agreement used for making grants under the Stock Incentive Plan provides that employees who discontinue employment with the Company (other than for cause) and who continue to satisfy certain post-employment requirements and restrictions will be eligible to earn 50% of previously granted but not yet earned stock awards or, if the employee is over the age of 59, 100% of previously granted but not yet earned stock awards.

We have never issued stock options to our employees.
Potential Payments Upon Termination or Change in Control
As noted elsewhere in this Proxy Statement, we have not entered into any employment, separation or other agreements with our named executive officers that provide for severance payments that would be triggered by a termination of employment. Also, we have not entered into any agreements that provide for payments or accelerated benefits in connection with a change in control.
Under the form of award agreement that we have used to make grants of restricted stock units under the Stock Incentive Plan, unvested restricted stock units are eligible to continue to vest, in accordance with the terms of the applicable vesting schedule, following a named executive officer’s termination of employment other than for cause, subject to certain conditions. In order for such awards to continue to vest following a termination of employment, the following conditions must be satisfied: (i) the executive provides us with a release of claims, in a form satisfactory to the Company, executed on or before the 60th day following termination of employment; (ii) the executive must provide consulting services for us for up to two hours every calendar quarter that any award remains unvested; (iii) the executive must not directly or indirectly in any domestic or foreign market trade professionally, assist, or provide services, brokerage or facilities to others that directly or indirectly trade, products traded or brokered by us (including, without limitation, products related to options, equities, currencies, debt and indices); (iv) the executive must not engage in any business that competes with any of our lines of business worldwide; (v) the executive must not assist or recommend that others employ, solicit or affiliate with any person who was employed by us in the six months prior to the employment termination; and (vi) the executive must advise us of the details of his or her employment and other information reasonably requested by us from time to time. If a named executive officer has attained age 59 at the time of termination of employment, all of the executive’s outstanding stock awards will be eligible to continue to vest, conditioned upon the satisfaction of the foregoing conditions and if the named executive officer has not attained age 59 at the time of termination of employment, 50% of each outstanding stock award will not vest and the remaining 50% of the stock award will be eligible to continue to vest in accordance with the specified vesting schedule.
Executive Employment Agreements
We have not entered into employment agreements with our named executive officers, and we do not plan on entering into employment agreements at this time. Similarly, we have not entered into, and do not plan on entering into any other agreements that provide for severance benefits upon a termination of employment or payments or benefits in connection with a change in control. Each of our named executive officers have entered into a restrictive covenant agreement that includes non-disclosure, non-competition, and non-solicitation covenants that are applicable following a termination of employment.
Stock Incentive Plan
Under the Stock Incentive Plan up to 40 million shares of common stock may be issued to satisfy vested stock awards granted to directors, officers, employees, contractors and consultants of the Company and its subsidiaries. The purpose of the Stock Incentive Plan is to promote the Company’s long-term financial success by attracting, retaining and rewarding eligible participants.
As a result of the Company’s organizational structure as described in the “Business – Our Organizational Structure” in Part 1, Item1 of our Annual Report on Form 10-K for the year ended December 31, 2024, there is no material dilutive effect upon ownership of common stockholders of issuing shares under the Stock Incentive Plan. The issuances do not materially dilute the book value of the ownership of common stockholders because the stock awards are granted at market value, and upon their vesting and the related issuance of shares of common stock, the ownership of IBG, Inc. in IBG LLC increases proportionately to the shares issued. As a result of such proportionate increase in share ownership, the dilution upon issuance of common stock is borne by IBG LLC’s majority member (i.e., noncontrolling interest), Holdings, and not by IBG, Inc. or its common stockholders. Additionally, dilution of earnings that may take place after issuance of common stock is reflected in the earnings per share (“EPS”) reported in the Company’s financial statements. The EPS dilution can be neither estimated nor projected, but historically it has not been material.

The Stock Incentive Plan is administered by the Compensation Committee. The Compensation Committee has discretionary authority to determine the eligibility to participate in the Stock Incentive Plan and establishes the terms and conditions of the stock awards, including the number of stock awards granted to each participant and all other terms and conditions applicable to such stock awards in individual grant agreements.
Neither the Stock Incentive Plan nor any stock awards granted under the Stock Incentive Plan provide for acceleration upon a change in control. Rather, the Stock Incentive Plan provides that, upon a change in control, the Compensation Committee may, at its discretion, fully vest any granted but not yet earned stock awards under the Stock Incentive Plan, or provide that any such granted but not yet earned awards will be honored or assumed, or new rights substituted by the new employer on a substantially similar basis and on terms and conditions substantially comparable to those of the Stock Incentive Plan.
We generally grant stock awards on or about December 31 of each year to employees under the Company’s Stock Incentive Plan. We granted 617,122 restricted stock units in 2024 under the Stock Incentive Plan.
Under applicable tax law, we are required to withhold an amount based on the value of the shares upon their issuance, and remit the withheld amount to the Internal Revenue Service (“IRS”) and other taxing authorities. To effect that withholding, we may redeem a portion of the shares with an aggregate fair market value equal to the amount of taxes we are required to withhold and remit. For instance, if 1,000 shares would become issuable and we were required to withhold for federal taxes an amount equal to 40% of the value, we would redeem 400 shares and the employee would reclaim 600 shares. The source of funds for the amount to be remitted to the IRS would be a redemption by IBG LLC of a corresponding number of our interests in IBG LLC. Alternatively, we may elect to effect the withholding by facilitating the sale of a portion of the shares, on behalf of employees, in the open market, and the proceeds of such sales would be remitted to the IRS and other taxing authorities.
Stock awards granted under the Stock Incentive Plan are subject to the plan’s post-employment provisions in the event an employee ceases employment with the Company. The form of award agreement that we use for granting restricted stock units under the Stock Incentive Plan provides that employees who discontinue employment with the Company other than for cause and continue to meet the terms of the plans’ post-employment provisions will be eligible to earn 50% of previously granted but not yet earned stock awards, unless the employee is over the age of 59, in which case the employee would be eligible to receive 100% of previously granted but not yet earned stock awards. Such stock awards will continue to vest and be earned upon the vesting schedule set forth in the applicable award agreement. The conditions that must be satisfied in order for an employee to achieve such vesting are the same as those applicable to our named executive officers, which requirements are described above in the section titled “Potential Payments Upon Termination or Change in Control.”
Hedging and Pledging of Our Securities
Our directors and employees, including our named executive officers, are prohibited from engaging in a transaction meant to hedge or minimize losses in our common stock, including engaging in transactions in our common stock related derivative products, which include without limitation equity options contracts, security futures contracts and contracts for differences (“CFDs”). Our directors and employees, including our named executive officers, are also prohibited from short selling our common stock and from pledging our common stock as collateral for a loan.
Clawback Policy
Consistent with Section 954 of the Dodd-Frank Act, and SEC and Nasdaq Rules, we have adopted a Clawback Policy, which is applicable to all of our named executive officers and other executive officers. In general, our Clawback Policy requires us to recoup from any executive the amount of “erroneously awarded compensation” in the event that we discover material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. “Erroneously awarded compensation” means, generally, the excess of the amount of performance-based compensation actually received by the executive over the amount of performance-based compensation that the executive would have received had our financial reporting been correct in the first instance. Our Clawback Policy is included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024.

In addition to the Clawback Policy, we maintain a Compensation Recoupment Policy which enables us to recoup or cancel certain incentive compensation from officers in certain situations. In general, we may recoup incentive compensation if we become aware of any material wrongdoing on the part of the recipient that had we known about such material wrongdoing at the time the recipient qualified for the grant would have resulted in the relevant grants not being made (or made in a lesser amount) and would provide grounds to terminate the recipient’s employment for cause by reason of (i) a willful material breach of a material provision of the policies of the Company or recipient’s employment contract, or (ii) a willful material violation of applicable law or regulation governing the Company.
Summary Compensation Table
The following table summarizes the compensation of our named executive officers for the fiscal years ended December 31, 2024, 2023 and 2022. For purposes of this disclosure, our named executive officers are our Chairman, Vice Chairman, Chief Executive Officer and President, Chief Financial Officer and the other most highly compensated executive officer as determined by their total compensation in the table below.

Name and Principal Positions	Year	Salary(1),(2)	Bonus	Stock Awards(3)	All Other Compensation(4),(5)	Total
	(in dollars)
Thomas Peterffy Chairman	2024	$575,000	—	—	$175,000	$750,000
	2023	$550,000	—	—	$175,000	$725,000
	2022	$525,000	—	—	$162,500	$687,500

Earl H. Nemser Vice Chairman and Director	2024	$755,000	$1,000,000	$1,425,000	$244,385	$3,424,385
	2023	$730,000	$900,000	$1,225,000	$205,923	$3,060,923
	2022	$680,000	$850,000	$1,137,500	$177,227	$2,844,727

Milan Galik Chief Executive Officer, President and Director	2024	$575,000	$3,762,000	$12,525,000	$471,150	$17,333,150
	2023	$550,000	$3,475,000	$11,025,000	$329,511	$15,379,511
	2022	$520,000	$3,200,000	$10,037,500	$284,486	$14,041,986

Paul J. Brody Chief Financial Officer, Treasurer, Secretary and Director	2024	$575,000	$2,420,000	$3,295,000	$272,736	$6,562,736
	2023	$550,000	$2,350,000	$3,200,000	$221,564	$6,321,564
	2022	$525,000	$2,250,000	$3,037,500	$202,940	$6,015,440

Thomas A. Frank Executive Vice President	2024	$575,000	$425,000	$1,210,000	$75,863	$2,285,863
	2023	$550,000	$825,000	$1,225,000	$48,792	$2,648,792
	2022	$525,000	$775,000	$1,162,500	$23,276	$2,485,776

(1)	Mr. Thomas Peterffy’s salary is capped at 0.2% of IBG LLC’s net income.
(2)
For each of the fiscal years ended December 31, 2024, 2023 and 2022, amounts for Mr. Nemser include $180,000, respectively, of IBG LLC director fees paid to Mr. Nemser, which have historically been included as part of Mr. Nemser’s salary in the table above. No other named executive officer received IBG LLC director fees during the fiscal years ended December 31, 2024, 2023 and 2022.

(3)
The amounts shown represent the fair value of restricted stock units granted to our named executive officers under the Stock Incentive Plan in accordance with ASC Topic 718. For information on the assumption used in determining the fair value of stock awards granted under the Stock Incentive Plan, refer to Notes 2 and 10 to our consolidated financial statements filed with the Annual Report on Form 10-K for the year ended December 31, 2024.

The amounts for Messrs. Nemser, Galik, and Brody include the fair market value of the annual grant of restricted stock units granted in connection with their Board service. The value of the grant for each individual in 2024 was $25,000.

(4)	The table below details the components of All Other Compensation for the year ended 2024.

	Director Fees	Dividend Equivalent Payments	401(k) Retirement Plan - Company Match	Vacation Payout	Total
Thomas Peterffy	$175,000	—	—	—	$175,000
Earl H. Nemser	$175,000	$32,981	$15,250	$21,154	$244,385
Milan Galik	$150,000	$297,270	$15,250	$8,631	$471,150
Paul J. Brody	$150,000	$103,255	$15,250	$4,231	$272,736
Thomas A. Frank	—	$39,460	$15,250	$21,154	$75,863

(5)
IBG LLC operates in the form of a limited liability company. The amounts in the column for “All Other Compensation” do not include distributions received by each named executive officer from Holdings relating to Holdings' invested capital in IBG LLC, as these amounts do not constitute compensatory payments. These distributions were made in part to assist the holders of Holdings member interests in paying personal income taxes on their proportionate share of the consolidated profits of Holdings and to satisfy the contractual terms of the Tax Receivable Agreement (see below for a description). No distributions were received by named executive officers for the year ended December 31, 2024. As a result of a restructuring in late 2018, the distributions paid by IBG LLC to Holdings are now paid largely to IBKR Member Holdings LLC, an entity that is taxed as a corporation. Certain amounts reported in prior years have been amended to include amounts paid in the subsequent year that were attributable to the year being reported. These amounts were not known at the time the corresponding original filings were prepared. (Note: If amended, the change from the previously reported amount is shown in parentheses.) For the year ended December 31, 2024, IBKR Member Holdings LLC paid approximately $450,400,000 of taxes, of which approximately $419,840,000, $1,989,000, $6,487,000, $2,797,000, and $7,091,000 are attributable to the equity holdings of Messrs. Thomas Peterffy and his affiliates, Nemser, Galik and Brody and Dr. Frank, respectively. For the year ended December 31, 2023, IBKR Member Holdings LLC paid approximately $430,643,000 ($5,567,000) of taxes, of which approximately $399,331,000 ($5,189,000), $2,261,000 ($25,000), $6,171,000 ($81,000), $3,051,000 ($35,000), and $7,526,000 ($88,000) are attributable to the equity holdings of Messrs. Thomas Peterffy and his affiliates, Nemser, Galik and Brody and Dr. Frank, respectively.

Grants of Plan-Based Stock Awards
The following table provides information on stock awards granted to each of our named executive officers, under the Stock Incentive Plan, during the year ended December 31, 2024. This table sets forth information regarding stock awards granted to our named executive officers for performance in 2024.

Name	Grant Date	All Other Stock Awards: Number of Stock Awards	Grant Date Fair Value of Stock Awards(4)
Thomas Peterffy(1)	12/31/2024	—	—
Earl H. Nemser	12/31/2024	7,763(2)	$1,400,000
	12/31/2024	142(3)	$25,000
Milan Galik	12/31/2024	69,305(2)	$12,500,000
	12/31/2024	142(3)	$25,000
Paul J. Brody	12/31/2024	18,130(2)	$3,270,000
	12/31/2024	142(3)	$25,000
Thomas A. Frank	12/31/2024	6,709(2)	$1,210,000

(1)
Historically, Mr. Thomas Peterffy has received no bonus or long-term incentives as he believes that the approximate 91.4% ownership of Holdings by himself and his affiliates has provided sufficient incentive to align his interests with those of IBG LLC and our common stockholders. As a result, Mr. Thomas Peterffy was not granted stock awards under the Stock Incentive Plan for the year ended December 31, 2024.

(2)
The number of stock awards for the December 31, 2024 grant was determined using a price of $180.36 per share, the volume-weighted average price (“VWAP”) of our common stock for the month of December 2024.

(3)	The number of stock awards for their Board service for the December 31, 2024 grant was determined using a price of $176.67 per share, the closing price of our common stock on December 31, 2024.
(4)
The amounts shown as stock awards represent the fair value granted for 2024 in connection with the Stock Incentive Plan, awarded to named executive officers in accordance with ASC Topic 718. For information on the assumption used in determining the fair value of stock awards granted under the Stock Incentive Plan, refer to Notes 2 and 10 to our consolidated financial statements filed with the Annual Report on Form 10-K for the year ended December 31, 2024.

Outstanding Awards at Fiscal Year End
The following table sets forth outstanding stock awards (unvested restricted stock units) as of December 31, 2024.

		Stock Awards
Name	Grant Date	Number of Stock Awards not Vested(1)	Market Value of Stock Awards not Vested(2)
Thomas Peterffy		—	—
Earl H. Nemser	12/31/2018	1,116(3)	$197,164
	12/31/2019	3,504(4)	$619,052
	12/31/2020	6,433(5)	$1,136,518
	12/31/2021	5,187(4)	$916,387
	4/25/2022	77(4)	$13,604
	12/31/2022	8,973 (5)	$1,585,260
	12/31/2023	11,824 (6)	$2,088,946
	12/31/2024	7,763 (7)	$1,371,489
Total		44,877	$7,928,420
Milan Galik	12/31/2018	14,218(3)	$2,511,894
	12/31/2019	34,398(4)	$6,077,095
	12/31/2020	50,990(5)	$9,008,403
	12/31/2021	44,087(4)	$7,788,850
	4/25/2022	77(4)	$13,604
	12/31/2022	81,566(5)	$14,410,265
	12/31/2023	108,383(6)	$19,148,025
	12/31/2024	69,305(7)	$12,244,114
Total		403,024	$71,202,250
Paul J. Brody	12/31/2018	7,067(3)	$1,248,527
	12/31/2019	17,008(4)	$3,004,803
	12/31/2020	20,946(5)	$3,700,530
	12/31/2021	14,523(4)	$2,565,778
	4/25/2022	77(4)	$13,604
	12/31/2022	24,470(5)	$4,323,115
	12/31/2023	31,284(6)	$5,526,944
	12/31/2024	18,130(7)	$3,203,027
Total		133,505	$23,586,328
Thomas A. Frank	12/31/2018	2,649(3)	$467,999
	12/31/2019	6,371 (4)	$1,125,565
	12/31/2020	7,845(5)	$1,385,976
	12/31/2021	5,706(4)	$1,008,079
	4/25/2022	77(4)	$13,604
	12/31/2022	9,381(5)	$1,657,341
	12/31/2023	12,071(6)	$2,132,584
	12/31/2024	6,709(7)	$1,185,279
Total		50,809	$8,976,427

(1)	All participants in the Stock Incentive Plan are eligible to receive dividend equivalent payments on their unvested stock awards.
(2)	The market value for unvested stock awards is based on the closing price of our common stock as of December 31, 2024, which was $176.67, and is rounded to the nearest dollar.
(3)	These stock awards are scheduled to vest on May 9, 2025.
(4)	These stock awards are scheduled to vest in two equal installments on May 9, 2025 and May 8, 2026.
(5)	These stock awards are scheduled to vest in three equal installments on May 9, 2025, May 8, 2026 and May 7, 2027.
(6)	These stock awards are scheduled to vest in four equal installments on May 9, 2025, May 8, 2026, May 7, 2027, and May 9, 2028.
(7)	These stock awards are scheduled to vest in five equal installments on May 9, 2025, May 8, 2026, May 7, 2027, May 9, 2028, and May 9, 2029.

Stock Vested Table
The following table contains information about stock awards that vested during the year ended December 31, 2024.

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Earl H. Nemser	14,344	$1,708,801(1)
	142	$25,000(2)
Milan Galik	136,085	$16,211,806(1)
	142	$25,000(2)
Paul J. Brody	51,859	$6,177,963(1)
	142	$25,000(2)
Thomas A. Frank	19,745	$2,352,222(1)

(1)	The value realized is based on the closing price of our common stock on the vesting date, May 9, 2024, of $119.13.
(2)	The value realized is based on the closing price of our common stock on the vesting date, December 31, 2024, of $176.67.
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing the following information about the relationship of the annual total compensation of our Chief Executive Officer and President, Mr. Milan Galik, and the annual total compensation of our median employee. For the year ended December 31, 2024:
•	The median of the annual total compensation of all employees of our Company (other than our Chief Executive Officer and President) was approximately $106,000;
•	The annual total compensation of our Chief Executive Officer and President was $17,333,150 (as disclosed in the Summary Compensation Table herein); and
•	Based on this information, the ratio of the annual total compensation of our Chief Executive Officer and President to the median employee was 164 to 1.
To determine the median of the annual total compensation of all employees of the Company (other than our Chief Executive Officer and President), we identified our total employee population as of December 31, 2024, which consisted of 2,998 individuals, all of which were full-time equivalent employees.
We determined the median based on each employee’s annual total compensation as of December 31, 2024. Annual total compensation consisted of base pay, cash bonuses, the fair value of stock awards granted under the Stock Incentive Plan at the grant date, dividend equivalent payments on unvested stock awards, Company match 401(k) retirement plan contributions, and vacation payout. The annual total compensation of the median employee was calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (“CAP”), as determined under SEC rules, and certain financial performance measures of the Company. Our Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the Company’s performance, see the Setting Executive Compensation section contained in this Proxy Statement.
Pay versus Performance Table
The table below presents the compensation paid to our principal executive officer (“PEO”) and the aggregate compensation paid to our other named executive officers (“NEOs”), our Total Stockholder Return (“TSR”) and the TSR of our peer group, and our performance with respect to two other performance metrics for 2024 and each of the four previous fiscal years. The compensation amounts reflected in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our PEO or our other NEOs.

Fiscal Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non- PEO NEOs(2)(3)	Average Compensation Actually Paid to Non- PEO NEOs(2)(3)	Value of Initial Fixed $100 Investment(4) Based on:		Net Income (in millions)	Adjusted Pre- Tax Profit Margin(6)
					IBKR Total Stockholder Return	S&P 500 Total Stockholder Return(5)
2024	$17,333,150	$53,300,542	$3,255,746	$8,612,750	$391	$197	$3,407	72%
2023	$15,379,511	$19,849,625	$3,189,070	$3,902,730	$182	$158	$2,812	71%
2022	$14,041,987	$8,571,380	$3,008,361	$2,028,489	$158	$125	$1,842	67%
2021	$12,289,397	$19,472,820	$2,828,285	$4,188,291	$173	$152	$1,636	67%
2020	$10,141,570	$14,487,968	$2,560,565	$3,408,267	$132	$118	$1,179	61%

(1)	The principal executive officer (“PEO”) is Mr. Milan Galik, our Chief Executive Officer and President.
(2)
To calculate the CAP to the PEO and the average CAP to the non-PEO NEOs, the below adjustments were made to total compensation as reported in the Summary Compensation Table. The adjustments were calculated according to the prescribed method determined by the SEC for the calculation of CAP for the periods presented:

		Adjustments
Year	Summary Compensation Total	Amounts Reported in the Summary Compensation Table for Stock Awards	Fair Value of Stock Awards Granted During the Year, Outstanding and Unvested at Year- End	Change in Fair Value of Stock Awards Granted in Any Prior Year, Outstanding and Unvested at Year- End	Fair Value of Stock Awards Granted and Vested in the Same Year	Change in Fair Value of Stock Awards Granted in Any Prior Year, Vested During the Year	Compensation Actually Paid (“CAP”)
PEO
2024	$17,333,150	($12,525,000)	$12,244,114	$31,292,831	$25,087	$4,930,360	$53,300,542
2023	$15,379,511	($11,025,000)	$11,231,126	$3,527,139	$25,036	$711,813	$19,849,625
2022	$14,041,987	($10,037,500)	$9,846,473	($2,293,784)	$27,033	($3,012,829)	$8,571,380
2021	$12,289,397	($8,525,000)	$8,753,434	$6,042,859	$25,017	$887,113	$19,472,820
2020	$10,141,570	($6,500,000)	$6,902,906	$4,512,108	$0	($568,616)	$14,487,968
Average for non-PEO NEOs
2024	$3,255,746	($1,482,500)	$1,439,949	$4,608,538	$12,544	$778,474	$8,612,750
2023	$3,189,070	($1,412,500)	$1,429,445	$563,278	$12,518	$120,920	$3,902,730
2022	$3,008,361	($1,334,375)	$1,299,225	($402,096)	$14,016	($556,643)	$2,028,489
2021	$2,828,285	($1,237,500)	$1,261,547	$1,142,546	$12,509	$180,904	$4,188,291
2020	$2,560,565	($1,122,500)	$1,192,098	$901,365	$0	($123,260)	$3,408,267

(3)
The non-PEO NEOs for all periods presented are the following: Mr. Thomas Peterffy, Chairman; Mr. Earl H. Nemser, Vice Chairman; Mr. Paul J. Brody, Chief Financial Officer, Treasurer and Secretary; and Dr. Thomas A. Frank, Executive Vice President.

(4)	The rate of return assumes $100 was invested in our common stock and the S&P 500 Index on December 31, 2019 and assumes the reinvestment of dividends before tax considerations.
(5)	Our selected peer group is the S&P 500 index.
(6)	For additional information regarding non-GAAP financial measures, refer to “Non-GAAP Financial Measures” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2024.

Graphical Analysis of the Information Presented in the Pay versus Performance Table
As described above, our executive compensation program seeks to align named executive officers’ long-term interests with those of our stockholders to incentivize a long-term increase in stockholder value, and therefore does not specifically align the Company’s performance measures with CAP (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between information presented in the Pay versus Performance table above, for each of the five years ended December 31, 2024.

Financial Performance Measures
As described in the Compensation Philosophy and Objectives section contained in this Proxy Statement, our executive compensation program is designed to directly link a significant portion of the compensation of our named executive officers to individual performance and our overall performance, with the goals of aligning our executives’ long-term interests with those of our stockholders and attracting, retaining and motivating key executives who are essential to the implementation of our strategic growth and development strategy.
Our Compensation Committee evaluates individual and company performance in a qualitative fashion and does not utilize specific financial or operating performance goals or targets in setting executive compensation, but it considers the following financial measures to be the most important financial measures used by the Company to link CAP for the Company’s named executive officers for the most recently completed fiscal year, to Company performance:
•	Adjusted income before income taxes.
•	Adjusted pre-tax profit margin.
•	3-year adjusted net revenue growth.
For additional information regarding non-GAAP financial measures, refer to “Non-GAAP Financial Measures” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2024.
Compensation of Non-Employee Directors
The following table contains information regarding 2024 compensation of our non-employee directors with respect to their Board service.

Director	Fees Earned or Cash Paid	Granted Stock Awards	All Other Compensation(1)	Total
Lawrence E. Harris	$175,000	$25,000	—	$200,000
Philip Uhde	$75,000	$25,000	$32	$100,032
William Peterffy	$162,500	$25,000	$559	$188,059
Nicole Yuen	$150,000	$25,000	—	$175,000
Jill Bright	$150,000	$25,000	$706	$175,706
Richard Repetto	$112,500	$100,000	—	$212,500

(1)
The amounts in the Compensation of Non-Employee Directors Table include dividend equivalent payments on unvested stock awards, under the terms of the Stock Incentive Plan, paid to our directors. Mr. Uhde, Mr. William Peterffy, and Ms. Bright received approximately $32, $559 and $706, respectively, in dividend equivalent payments in the year ended December 31, 2024.

All of our directors are entitled to receive reimbursement of their out-of-pocket expenses in connection with their travel to and attendance at meetings of our Board or committees thereof. Under our current policy, each director is compensated with an annual retainer of $150,000 and an annual grant of stock awards on December 31 valued at $25,000 which vests immediately; in addition, each non-employee director is compensated with a one-time grant of stock awards on December 31 in the year of appointment valued at $75,000 subject to straight-line vesting over a five-year period. The number of stock awards granted is based on the fair market price of our common stock on the date of grant. The chair of a committee of our Board is compensated with an additional annual retainer of $25,000 per committee. We reserve the right to change the manner and amount of compensation to our directors at any time. Stock awards granted under the Stock Incentive Plan to non-employee directors carry the same cancellation provisions as those granted to employees, which are described above.

BENEFICIAL OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS
AND OWNERS OF MORE THAN FIVE PERCENT
Holdings currently holds, through its ownership of all of the outstanding shares of our Class B common stock, approximately 74.2% of the combined voting power of the outstanding shares of common stock. While our Class B common stock is owned by Holdings, Mr. Thomas Peterffy, through his indirect ownership of the voting membership interests in Holdings, is able to exercise control over all matters requiring the approval of our stockholders, including the election of our directors and the approval of significant corporate transactions.
The following table sets forth the beneficial ownership of common stock as of March 3, 2025, by each of our directors and named executive officers, by all our directors and named executive officers as a group, and of each beneficial owner, who is not our director or officer, of more than 5% of common stock as of December 31, 2024.
The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security and if that person has the right to acquire such security within 60 days of the filing of this Proxy Statement. Unless otherwise indicated below, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned. Because none of our named executive officers or directors have the ability to vote shares of our common stock or have the right to receive shares of our common stock within 60 days of March 3, 2025, none of our named executive officers or directors may be deemed to beneficially own shares of our common stock except as set forth below. Mr. Thomas Peterffy may be deemed to own all of the shares of Class B common stock. The following table is based on 108,981,651 shares of common stock and 100 shares of Class B common stock outstanding as of March 3, 2025:

Name and Address	Class A Common Stock Owned		Class B Common Stock Owned
	(in shares and %)
IBG Holdings LLC**(1)	0	0%	100	100%
Thomas Peterffy**(2)(3)	1,568,900	1.44%	100	100%
Milan Galik**(4)	834,368	0.77%	0	0%
Paul J. Brody**(4)	659,516	0.61%	0	0%
Earl H. Nemser**(4)	82,521	*%	0	0%
Lawrence E. Harris**	63,426	*%	0	0%
Thomas A. Frank**(4)	43,555	*%	0	0%
Nicole Yuen**	2,090	*%	0	0%
William Peterffy**	2,090	*%	0	0%
Jill Bright**	1,853	*%	0	0%
Richard Repetto**	142	*%	0	0%
All current directors and executive officers as a group (10 persons)	3,258,461	2.99%	100	100%
Blackrock, Inc.(5)	10,333,810	9.49%	0	0%
Vanguard(6)	9,690,031	8.90%	0	0%

*	Less than 0.5%
**	Address is c/o Interactive Brokers Group, Inc., One Pickwick Plaza, Greenwich, Connecticut 06830
(1)
Holdings, as the sole holder of the 100 outstanding shares of Class B common stock, is entitled to the number of votes equal to the number of IBG LLC membership interests held by it at any given time. In order to ensure that the Holdings Members are not disenfranchised and, therefore, are entitled to vote their economic interest in the Company, Holdings was granted shares of Class B common stock that are proportionate to the voting power held by the Company’s Class A common shares. The number of votes cast by the Class B common stock is the same number of votes as the Holdings Members would cast if their Holdings Interests were exchanged for shares of Class A common stock. Accordingly, the Class B common stock is voted on an ‘as-converted’ to Class A common stock basis and does not have superior voting power as discussed further in “Voting; Our Voting Structure Does Not Contain Supervoting Powers” below. The Class B common stock has approximately 74.2% of the voting power of the Company, which percentage will decrease proportionately to the extent that Holdings owns a smaller percentage of IBG LLC. Except as otherwise provided by law or our amended and restated certificate of incorporation, shares of common stock and the Class B common stock vote together as a single class.

(2)
The amount includes 52,718 shares issued by the Company and held by IBG LLC to be distributed to eligible persons who participate in one or more promotions that are designed to attract new customers to the Company’s brokerage platform, increase assets held with the Company’s brokerage business and enhance customer loyalty.

(3)	Mr. Thomas Peterffy, through his indirect ownership of the voting membership interests in Holdings, beneficially owns all of the outstanding shares of Class B common stock.
(4)
The amounts in the table include the issued and vested portion of the stock awards that were granted to Messrs. Nemser, Galik, Brody and Dr. Frank under the Stock Incentive Plan and any shares acquired through dividend reinvestment plans, less any shares withheld for income tax purposes or sold through open market transactions. Please refer to the Outstanding Stock Awards at Fiscal Year End Table for a vesting schedule of each of these grants. Also included are shares which will vest within 60 days of the filing of this Proxy Statement:

	Shares Beneficially Owned	Stock Awards Vesting Within 60 Days	Total shares*
Earl H. Nemser	67,379	15,142	82,521
Milan Galik	695,728	138,640	834,368
Paul J. Brody	610,061	49,455	659,516
Thomas A. Frank	24,729	18,826	43,555

*	Represents total shares beneficially owned as defined by rule 13d-3(d)(1) of the 1934 Securities Exchange Act.
(5)
According to Schedule 13G/A Amendment No. 15 filed on February 5, 2025, BlackRock Inc., with its address at 50 Hudson Yards, New York, NY 10001, beneficially owned 10,333,810 shares of common stock as of December 31, 2024.

(6)
According to Schedule 13G/A Amendment No. 11 filed on February 13, 2024, The Vanguard Group, with its address at 100 Vanguard Blvd, Malvern, PA 19355, beneficially owned 9,690,031 shares of common stock as of December 31, 2023.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Recapitalization Transactions
Prior to the IPO, our business had been conducted by subsidiaries of IBG LLC, which was approximately 85% owned by Mr. Thomas Peterffy and his affiliates. In November 2006, the Company was incorporated as a Delaware corporation. Immediately prior to and immediately following the consummation of the IPO, IBG, Inc., Holdings, IBG LLC and the members of IBG LLC consummated a series of transactions collectively referred to herein as the “Recapitalization.” The Recapitalization resulted in the former members of IBG LLC becoming the sole members of Holdings, and established us as the sole managing member of IBG LLC.
As a result of the Recapitalization, immediately following the IPO:
•	IBG, Inc. became the sole managing member of IBG LLC;
•	IBG, Inc. and Holdings owned approximately 10.0% and 90.0%, respectively (currently, approximately 25.8% and 74.2%, respectively), of the membership interests in IBG LLC;
•
Mr. Thomas Peterffy and his affiliates owned approximately 84.6% (currently, approximately 91.4%) of the membership interests in Holdings, and management and other employees of IBG LLC owned substantially all of the remaining membership interests;

•
outstanding shares of common stock represented more than 99.9999% of our outstanding capital stock based on economic value (which, as used herein, refers to the right to share in dividend distributions and distributions upon liquidation, dissolution or winding up);

•	outstanding shares of Class B common stock, all of which is owned by Holdings, represented less than 0.0001% of our outstanding capital stock based on economic value;
•
outstanding shares of Class B common stock represented approximately 90.0% (currently, approximately 74.2%) of the combined voting power of all shares of our capital stock, which percentage will decrease proportionately to the extent that Holdings owns a smaller percentage of IBG LLC; and

•
Mr. Thomas Peterffy owned all of the voting membership interests, and Mr. Thomas Peterffy and his affiliates owned a majority of the overall membership interests, in Holdings and, accordingly, beneficially owned all of the outstanding shares of Class B common stock. As a result, Mr. Thomas Peterffy is able to exercise control over all matters requiring the approval of our stockholders.

Voting; Our Voting Structure Does Not Contain Supervoting Powers
Each share of common stock entitles its holder to one vote per share.
Due to our “Up-C” corporate structure, the Holdings Members maintain their ownership in the Company through the Holdings Interests. In order to ensure that the Holdings Members are not disenfranchised and, therefore, are entitled to vote their economic interest in the Company, Holdings was granted shares of Class B common stock that are proportionate to the voting power held by the Company’s Class A common shares. The Class B common shares are, in turn, voted on behalf of the Holdings Members by Mr. Thomas Peterffy, who directly or indirectly owns all of the voting membership interests in Holdings.
The Holdings Members ownership of interests in Holdings is proportionate to their economic interests held through Holdings in IBG LLC, the holding company for our businesses. The Class B common shares do not provide any voting power in excess of the Holdings Members’ economic interest in the Company. Rather, the Class B common shares merely enable Mr. Thomas Peterffy to vote the Holding Members’ proportionate economic interest in the Company on their behalf and do not give disproportionate or supervoting rights to Holdings or its members by virtue of owning Class B common stock. The number of votes cast by the Class B common stock is the same number of votes as the Holdings Members would cast if their Holdings Interests were exchanged for shares of Class A common stock. Accordingly, the Class B common stock is voted on an ‘as-converted’ to Class A common stock basis and does not have superior voting power. Whereas some companies with a dual-class stock voting structure give certain stockholders supervoting stock that has multiple votes per share, we do not. On this basis, each share of the Class B common stock is entitled to 3,136,434 votes, which is equal to the number of membership interests in IBG LLC held on the record date divided by 100. Accordingly, Holdings, as the sole holder of the Class B common stock, is expected to be entitled to cast 313,643,354 votes in the aggregate.

The Class B common stock currently has approximately 74.2% of the voting power of the Company, which percentage will decrease proportionately over time to the extent that Holdings owns a smaller percentage of IBG LLC. Mr. Thomas Peterffy currently owns all of the voting membership interests in Holdings. Accordingly, Mr. Thomas Peterffy beneficially owns all of the outstanding shares of Class B common stock and is able to exercise control over all matters requiring the approval of our stockholders, including the election of our directors and the approval of significant corporate transactions.
If at any time in the future Mr. Thomas Peterffy and his affiliates own less than a majority of the membership interests in Holdings, then at such time all membership interests in Holdings will become voting membership interests. Accordingly, all members of Holdings, instead of Mr. Thomas Peterffy alone, would together direct the voting of the shares of Class B common stock, and all such members would together exercise control over all matters requiring the approval of our stockholders. However, even if Mr. Thomas Peterffy and his affiliates cease to own a majority of the membership interest in Holdings, Mr. Thomas Peterffy could, depending on his level of percentage ownership, continue to effectively control or significantly influence matters requiring approval of stockholders.
Exchange Agreement
Concurrently with the IPO, IBG, Inc. entered into an exchange agreement with Holdings, IBG LLC and the historical members of IBG LLC (the “Exchange Agreement”). Pursuant to this agreement, the historical members of IBG LLC contributed their IBG LLC membership interests to Holdings and received Holdings membership interests in return. The Exchange Agreement provides for future redemptions of member interests and for the purchase of member interests in IBG LLC by IBG, Inc. from Holdings, which could result in IBG, Inc. acquiring the remaining member interests in IBG LLC that it does not own. The Exchange Agreement, as amended June 6, 2012 and July 23, 2015, provides that the Company may facilitate the redemption by Holdings of interests held by its members through the issuance of shares of common stock through a public offering in exchange for the interests in IBG LLC being redeemed by Holdings. On an annual basis, each holder of a membership interest may request that Holdings redeem the liquefiable portion of that holder’s interest. We expect Holdings to use the net proceeds it receives from such sales to redeem an identical number of Holdings membership interests from the requesting holders. A copy of the First Amendment to the Exchange Agreement was filed as Exhibit 10.1 to the Form 8-K filed by the Company on June 6, 2012 and a copy of the Second Amendment to the Exchange Agreement was filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended September 30, 2015 filed by the Company on November 9, 2015, both of which are incorporated herein by reference. The redemption price for the membership interests in Holdings depends on the timing at which the redemption is made.
A copy of the Exchange Agreement was filed as Exhibit 10.3 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended September 30, 2009 filed by the Company on November 9, 2009 and is incorporated herein by reference.
Sales of common stock and the application of the net proceeds to acquire IBG LLC membership interests are not expected to have a material effect on the existing holders of common stock, as the holders of common stock would then own a larger portion of IBG LLC. Such transactions will have the effect of diluting your percentage ownership in us. However, because we will acquire an increased percentage ownership in IBG LLC over time as a result of such transactions, such transactions will not materially impact your effective percentage ownership of the economics of the underlying IBG LLC business.
Holdings, with the consent of Mr. Thomas Peterffy and our Board, has the right to cause the holders of Holdings membership interests to have all or a portion of their interests redeemed at any time. Such redemptions would be financed in the same manner as the scheduled redemptions described above.
Tax Receivable Agreement
In connection with the IPO, we purchased membership interests in IBG LLC from Holdings for cash. In addition, IBG LLC membership interests held by Holdings may be purchased by us in the future in connection with offerings by us of shares of common stock. Our purchases of IBG LLC membership interests have resulted, and future purchases may result, in increases in the tax basis of the tangible and intangible assets of IBG LLC attributable to our interest in IBG LLC that otherwise would not have been available, although the IRS may challenge all or part of that tax basis increase or our ability to amortize all or part of that increased tax basis, and a court could sustain such a challenge by the IRS. These increases in tax basis, if sustained, may reduce the amount of taxable income that we are required to recognize as the result of our ownership of membership interests in IBG LLC in the future.

Concurrently with the IPO, we entered into a tax receivable agreement with Holdings that provides for the payment by us to Holdings of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize as a result of these increases in tax basis and of certain other tax benefits related to our entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. We will retain 15% of the projected tax benefits.
If either immediately before or immediately after any purchase or the related issuance of our common stock, the Holdings members own or are deemed to own, in the aggregate, more than 20% of our outstanding common stock, then all or part of any increase in the tax basis of goodwill may not be amortizable and, thus, our ability to realize the annual tax savings that otherwise would have resulted if such tax basis were amortizable may be significantly reduced. Although the Holdings members are prohibited under the exchange agreement from purchasing shares of common stock, grants of our common stock to employees and directors who are also members or related to members of Holdings and the application of certain tax attribution rules, such as among family members and partners in a partnership, could result in Holdings members being deemed for tax purposes to own shares of common stock.
In order to mitigate the risk to us of an IRS challenge to the tax basis increase, Holdings and its members will indemnify us for any additional taxes we owe if the IRS or other taxing authorities successfully challenge the basis increase. In addition, if the IRS or other taxing authorities successfully challenge the tax basis increase, any subsequent payments we are required to make under the tax receivable agreement will be reduced accordingly.
For purposes of the tax receivable agreement, cash savings in income and franchise tax will be computed by comparing our actual income and franchise tax liability to the amount of such taxes that we would have been required to pay had there been no increase in the tax basis of the tangible and intangible assets of IBG LLC attributable to our acquisition of our interest in IBG LLC, and had we not entered into the tax receivable agreement. The tax receivable agreement will, unless we exercise our right to terminate the tax receivable agreement for an amount based on an agreed value of payments remaining to be made under the agreement, terminate upon the earlier of (i) the end of the taxable year that includes the 50th anniversary of our initial acquisition of membership interests in IBG LLC, or (ii) the end of the taxable year that includes the 16th anniversary of the date upon which all rights of sale and exchange granted under the exchange agreement have terminated.
Our ability to achieve tax benefits from any increase in the tax basis attributable to our interest in IBG LLC resulting from our acquisition of membership interests in IBG LLC and the payments to be made under the tax receivable agreement with respect thereto depend upon a number of factors, including the law as in effect at the time of a purchase by us of membership interests in IBG LLC or a payment under the tax receivable agreement, the timing of purchases, the fair market value of membership interests in IBG LLC at the time of a purchase, the extent to which such purchases are taxable, the impact of the increase in the tax basis on our ability to use foreign tax credits and the rules relating to the amortization of intangible assets, the composition of IBG LLC’s assets at the time of a purchase, and the amount and timing of our income and of payments under the tax receivable agreement. Depending upon the outcome of these factors, as a result of the size of the increases in the tax basis of the tangible and intangible assets of IBG LLC and its subsidiaries, the payments that we may make to Holdings could be substantial.
Legal Representation
We utilize a number of law firms as independent counsel, including Dechert LLP, to which Mr. Earl H. Nemser, our Vice Chairman and one of our directors, serves as an unpaid Independent Advisor. Mr. Nemser served as Special Counsel to Dechert LLP from January 2005 to October 2018.
Margin Accounts at Interactive Brokers LLC
Our subsidiary, Interactive Brokers LLC (“IB LLC”), may extend credit in the ordinary course of business to certain of our directors, officers, and their affiliates in connection with margin loans. Such loans (i) are made in the ordinary course of business, (ii) are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to IB LLC, and (iii) do not involve more than the normal risk of collectability or present other unfavorable features.

Review, Approval or Ratification of Transactions with Related Persons
We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Audit Committee, our Chief Executive Officer and our General Counsel are responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In addition, our Nominating and Corporate Governance Committee monitors and reviews any issues regarding the “independence” of directors or involving potential conflicts of interest, and evaluates any change of status or circumstance with respect to a director and determines the propriety of the director’s continued service in light of that change.

ITEM 1. ELECTION OF DIRECTORS
Our Board presently consists of ten directors. All of our directors are elected annually for a one-year term expiring at the Annual Meeting of Stockholders in the following year. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.
In identifying and recommending nominees for positions on our Board, our Nominating and Corporate Governance Committee places emphasis on the following criteria, among others:
•	judgment, character, expertise, skills and knowledge useful to the oversight of our business;
•	business or other relevant experience; and
•
the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of our Board will build a board that is effective, collegial and responsive to the needs of the Company.

Our Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to our Board, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of our Board. In considering diversity, we consider diversity of viewpoints, backgrounds and experience. We do not, however, have any formal policy with regard to diversity in identifying nominees for a directorship, but rather consider it among the various factors relevant to any particular nominee. Our Nominating and Corporate Governance Committee evaluates possible candidates in detail and suggests individuals to be evaluated in more depth. Once a candidate is identified for serious consideration, the Chairman of our Board enters into a discussion with that candidate.
Nominees for Election to our Board
At the Annual Meeting, our stockholders will be asked to elect the nine director nominees set forth below for a one-year term expiring in 2026. While our Board does not anticipate that any of the director nominees will be unable to stand for election as a director nominee at the Annual Meeting, if that occurs, proxies will be voted in favor of such other person or persons who are recommended by our Nominating and Corporate Governance Committee and designated by our Board.
All the director nominees currently are members of our Board and have been recommended for re-election by our Nominating and Corporate Governance Committee and approved and nominated for re-election by our Board and all the director nominees have consented to serve if elected. Set forth below is information regarding the director nominees, which has been confirmed by each of them for inclusion in this Proxy Statement.

Thomas Peterffy	Director since November 2006

Mr. Peterffy, age 80, our founder, has been the Chairman of our Board since November 2006 and Chief Executive Officer from November 2006 to September 2019. Mr. Peterffy has been at the forefront of applying computer technology to automate trading and brokerage functions since he emigrated from Hungary to the United States in 1965. In 1977, after purchasing a seat on the American Stock Exchange and trading as an individual market maker in equity options, Mr. Peterffy was among the first to apply a computerized mathematical model to continuously value equity option prices. By 1986, Mr. Peterffy developed and employed a fully integrated, automated market making system for stocks, options and futures. As this pioneering system extended around the globe, online brokerage functions were added and, in 1993, Interactive Brokers was formed. Since transferring the duties of Chief Executive Officer to Milan Galik in September 2019, Mr. Peterffy remains active in matters of business strategy, risk management, sales and marketing, and as Chairman of the Compensation Committee and as a member of the IBG LLC Steering Committee (see page 10 for a description of the IBG LLC Steering Committee’s function). As a result of his professional experiences, Mr. Peterffy possesses particular knowledge and experience in a variety of areas, including his extensive knowledge of the Company’s business, his experience in the electronic brokerage and trading industry and his leadership and strategic planning experience that continues to strengthen the Board’s collective knowledge, capabilities and experience.

Earl H. Nemser	Director since November 2006

Mr. Nemser, age 78, has been our Vice Chairman since November 2006. Mr. Nemser has been the Vice Chairman of IBG LLC and its predecessors since 1988 and serves as a director and/or officer for various subsidiaries of IBG LLC. Mr. Nemser serves as an Independent Advisor to the law firm Dechert LLP. Mr. Nemser served as Special Counsel to Dechert LLP from January 2005 to October 2018. Prior to such time, Mr. Nemser served as Partner at the law firms of Swidler Berlin Shereff Friedman, LLP from 1995 to December 2004 and Cadwalader, Wickersham & Taft LLP prior to 1995. Mr. Nemser received a Bachelor of Arts degree in economics from New York University in 1967 and a Juris Doctor, magna cum laude, from Boston University School of Law in 1970. As a result of these professional and other experiences, Mr. Nemser possesses particular knowledge and experience in a variety of areas, including his extensive knowledge of the Company’s business and his legal experience that strengthens the Board’s collective knowledge, capabilities and experience.

Milan Galik	Director since November 2006

Mr. Galik, age 58, joined us in 1990 as a software developer and has served as the Chief Executive Officer of the Company since October 2019 and as leader of the IBG LLC Steering Committee (see page 10 for a description of the IBG LLC Steering Committee’s function). Mr. Galik has also served as President of the Company and IBG LLC since October 2014. Mr. Galik served as Senior Vice President, Software Development of IBG LLC from October 2003 to October 2014. In addition, Mr. Galik has served as Vice President of IBKR Securities Services LLC since April 1998 and served as a member of the board of directors of the Boston Options Exchange from October 2013 to May 2023. Mr. Galik received a Master of Science degree in electrical engineering from the Technical University of Budapest in 1990. As a result of these professional and other experiences, Mr. Galik possesses particular knowledge and experience in a variety of areas, including his extensive knowledge of the Company’s business, his experience as a software developer in the electronic brokerage and trading industry and his leadership experience that strengthens the Board’s collective knowledge, capabilities and experience.

Paul J. Brody	Director since November 2006

Mr. Brody, age 64, has been our Chief Financial Officer, Treasurer and Secretary since November 2006. Mr. Brody joined the Company in 1987 and has served as Chief Financial Officer of IBG LLC since December 2003. Mr. Brody serves as a director and/or officer for various of our subsidiaries. From 2005 to 2012, Mr. Brody served as a director, and for a portion of the time as member Vice Chairman, of The Options Clearing Corporation, of which Interactive Brokers LLC and IBKR Securities Services LLC are members. Mr. Brody also served as a director of Quadriserv Inc., an electronic securities lending platform provider, from 2009 to 2015. Mr. Brody received a Bachelor of Arts degree in economics from Cornell University in 1982. As a result of these professional and other experiences, Mr. Brody possesses particular knowledge and experience in a variety of areas, including his extensive knowledge of the Company’s business, his experience as a financial officer in the electronic brokerage and trading industry and his leadership experience that strengthens the Board’s collective knowledge, capabilities and experience.

Lawrence E. Harris	Independent Director since July 2007

Dr. Harris, age 68, Chairman of the Audit Committee, is a professor of Finance and Business Economics at the University of Southern California, where he holds the Fred V. Keenan Chair in Finance at the Marshall School of Business. Dr. Harris also serves as trustee of the Davis Fundamental ETF Trust, and as the research coordinator of the Institute for Quantitative Research in Finance. Dr. Harris formerly served as Chief Economist of the U.S. Securities and Exchange Commission. Dr. Harris earned his Ph.D. in Economics from the University of Chicago and is a CFA charterholder. Dr. Harris is an expert in the economics of securities market microstructure. Dr. Harris has written extensively about trading rules, transaction costs, index markets, and market regulation. Dr. Harris is also the author of the widely respected textbook Trading and Exchanges: Market Microstructure for Practitioners. As a result of these professional and other experiences, Dr. Harris has been determined to be an ‘Audit Committee Financial Expert’ under the SEC’s rules and regulations, possesses particular knowledge and experience in a variety of areas, including accounting, economics and finance and securities markets dynamics and provides diversity of background and viewpoint by virtue of his academic record that strengthens the Board’s collective knowledge, capabilities and experience.

William Peterffy	Director since April 2020

Mr. William Peterffy, age 35, is the Chair of the Investment Committee of the Peterffy Foundation where he oversees its investment portfolio. Mr. William Peterffy joined the Company’s Board as an observer in 2019. Mr. William Peterffy is also a member of the Board of Trustees of the Collective Heritage Institute (commonly known as Bioneers) and focuses his efforts on sustainability issues. Mr. William Peterffy is the Chief Executive Officer and founder of One Small Planet. Mr. William Peterffy also worked as an investment analyst within the hedge fund industry. As a result of these professional and other experiences, Mr. William Peterffy possesses particular knowledge and experience in ESG issues and provides diversity of viewpoint to the Board by virtue of his experience that strengthens the Board’s collective knowledge, capabilities and experience. Mr. William Peterffy is the son of our Chairman, Mr. Thomas Peterffy.

Nicole Yuen	Independent Director since July 2020

Ms. Yuen, age 62, has had a long-standing career in investment banking in Asia for over two decades and is widely credited for her pioneering efforts in internationalising China’s capital market. Ms. Yuen was formerly Managing Director, Head of Equities, North Asia and Vice Chairman, Greater China for Credit Suisse from 2012 to 2018. Before joining Credit Suisse, Ms. Yuen worked at UBS for 18 years holding various leadership positions, across investment banking and securities divisions in Asia. Ms. Yuen also served as a member of the Listing Committee of the China Securities Regulatory Commission. Prior to investment banking, Ms. Yuen was a partner at Clifford Chance, Hong Kong, after having worked as a lawyer in the United Kingdom, the U.S. and The Netherlands. Ms. Yuen now also sits on the board of Asia Dragon Trust plc as an independent non-executive director. As a result of these professional and other experiences, Ms. Yuen possesses particular knowledge of the industry and experience in a variety of areas that strengthens the Board’s collective knowledge, capabilities and experience.

Jill Bright	Independent Director since April 2022

Ms. Bright, age 62, has over three decades of experience in human resources management and administration. Ms. Bright is an operating executive at Crestview Partners focused on human capital management and also serves as Chief Transformation Officer for one of their portfolio companies. Ms. Bright has served as Chief Administrative Officer for LionTree LLC as well as for Condé Nast, led Human Resources & Administration for Sotheby’s and spent over five years in Human Resources at American Express. Ms. Bright is currently a Board Director and Chair of the Compensation Committee for WideOpenWest (WOW) and also serves as a Board Director and Chair of the Human Resource Committee for Pursuit (PRSU). Ms. Bright completed her MBA at New York University’s Stern School of Business. Ms. Bright’s expertise in human capital management and organizational effectiveness will bring a new area of expertise to our Board.

Richard Repetto	Independent Director since January 2024

Mr. Repetto, age 66, is a renowned research analyst with over 25 years of experience covering electronic trading and financial technology companies. Mr. Repetto retired in June 2023 as Managing Director and Senior Research Analyst at Piper Sandler. Mr. Repetto is currently employed at Cornerstone Financial Technology Management, a hedge fund focused on using advanced technology in the investment decision making process for financial technology stocks. Throughout his successful career, Mr. Repetto received many accolades, including the Financial Times/StarMine “Global Analyst of the Year” from the Financial Times in 2012. Mr. Repetto possesses particular knowledge of the electronic trading and financial technology industry and experience in a variety of areas that strengthens the Board’s collective knowledge, capabilities and experience.

Lori Conkling	Nominated for election in April 2025

Ms. Conkling, age 53, has over 25 years of experience in business-to-business and consumer media. Ms. Conkling is the Head of TV and Film Licensing at Netflix, one of the world's leading entertainment services. Ms. Conkling recently served as the Global Head of TV, Film and Sports, YouTube and YouTube TV for Google as a member of YouTube's GenAI Advisory Committee. Ms. Conkling previously led strategic development for NBC Universal's corporate Digital Enterprises team, focusing on growing brands via digital channels and social media platforms. Ms. Conkling is currently a Board Member for Teach for America and also serves on the Board of Visitors for the Fuqua School of Business at Duke University, where Ms. Conkling completed her MBA. Ms. Conkling's expertise with AI and in driving brand growth strengthens the Board's collective knowledge, capabilities, and experience.
With the exception described above, there are no other family relationships between any of our directors or executive officers and any other of our directors or executive officers.
Board Skills Matrix

Qualifications, Skills, and Experience	Thomas Peterffy	Earl H. Nemser	Milan Galik	Paul J. Brody	Lawrence E. Harris	William Peterffy	Nicole Yuen	Jill Bright	Richard Repetto	Lori Conkling
Public Company Experience	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Leadership / Executive Experience	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Brokerage/ Business Operations and Financial/ Industry Knowledge	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
International/ Global Perspective	✔	✔	✔	✔			✔			✔
Strategic Planning	✔	✔	✔		✔	✔	✔		✔	✔
Information Technology/ Cybersecurity	✔		✔
Legal and Regulatory		✔			✔
Accounting and Audit				✔	✔		✔		✔
Risk Management	✔		✔	✔	✔		✔
Human Capital Management	✔	✔	✔					✔
Sustainability and Governance Matters	✔	✔				✔	✔	✔

Directors’ Recommendation
Our Board unanimously recommends a vote FOR the election of each of Mr. Thomas Peterffy, Mr. Earl H. Nemser, Mr. Milan Galik, Mr. Paul J. Brody, Dr. Lawrence Harris, Mr. William Peterffy, Ms. Nicole Yuen, Ms. Jill Bright, Mr. Richard Repetto, and Ms. Lori Conkling to our Board.

ITEM 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Deloitte has served as our auditor since 1990. We are submitting the selection of independent registered public accounting firm for stockholder ratification at the Annual Meeting.
A representative of Deloitte is expected to be present at the Annual Meeting. He or she will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.
Our organizational documents do not require that our stockholders ratify the selection of Deloitte as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection, our Audit Committee will reconsider whether to retain Deloitte, but still may retain them. Even if the selection is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Audit Committee Pre-Approval Policies and Procedures
Our Audit Committee is directly responsible for the appointment, termination, compensation and oversight of the Company’s independent registered public accounting firm retained to audit our financial statements. Pursuant to our Audit Committee Charter, our Audit Committee must pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm to ensure the services are permissible under SEC and PCAOB independence rules. All audit and non-audit services for which Deloitte was engaged during 2024 were pre-approved by the Audit Committee in compliance with applicable SEC requirements.
Fees Paid to Independent Registered Public Accounting Firm
The following table summarizes the aggregate fees for professional services provided by Deloitte related to the years ended December 31, 2024 and 2023:

	2024	2023
	(in dollars)
Audit Fees(1)	$ 5,168,612	$ 4,810,555
Audit-Related Fees(2)	83,001	78,674
Tax Fees(3)	196,502	250,146
All Other Fees(4)	3,828	94,680
	$ 5,451,943	$ 5,234,055

(1)
Audit Fees services include: (i) the audit of our consolidated financial statements and internal controls over financial reporting included in the Company’s Annual Report on Form 10-K; (ii) reviews of the interim condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q; (iii) services attendant to, or required by, statute or regulation; (iv) comfort letters, consents and other services related to SEC and other regulatory filings; and (v) audits of our subsidiaries financial statements.

(2)	Audit-Related Fees services include services associated with audits of employee benefit plans.
(3)	Tax Fees services include U.S. and non-U.S. income and non-income tax compliance and advice.
(4)	All Other Fees consists of permissible advisory services.
Directors’ Recommendation
Our Board unanimously recommends a vote FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR ratification of the appointment.

ITEM 3: ADVISORY VOTE ON
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As noted in the preceding extensive and comprehensive discussion, executive compensation is an important matter both to us and to our stockholders. The Dodd-Frank Act enables our stockholders to vote to approve, on an advisory non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. The Compensation Committee has overseen the development and implementation of our executive compensation programs. We have designed our compensation programs to directly link a significant portion of the compensation of our named executive officers to individual performance and overall performance standards that promote long-term increase in stockholder value. We also designed our compensation programs to attract, retain and motivate key executives who are essential to the implementation of our strategic growth and development strategy.
The Compensation Committee bases its executive compensation decisions on our core compensation principles, including the following:
•	incentivizing our executives to perform with stockholders’ interests in mind;
•
assembling and maintaining a senior leadership team with the skills necessary to successfully execute our business strategy, maintain our competitiveness, and continue increasing the long-term market value of our Company; and

•	rewarding past performance and motivating future performance.
We believe that our existing compensation programs have been effective at motivating our key executives, including our named executive officers, to achieve superior performance and results for our Company, effectively aligning compensation with performance results, giving our executives an ownership interest in our Company so their interests are aligned with our stockholders, and enabling us to attract and retain talented executives whose services are in key demand in our industry and market sectors.
With our core compensation principles in mind, the Company:
•
structures executive compensation to include a relatively modest fixed portion with a substantial additional variable portion which is related to the individual’s performance and the Company’s performance;

•
awards a substantial portion of executive compensation in the form of long-term stock awards, which include vesting periods and cancellation conditions designed to encourage long-term performance and minimize short-term risk taking;

•	caps the salary of our Chairman at 0.2% of IBG LLC’s net income;
•	does not enter into employment agreements and severance agreements;
•	provides named executive officers with standard fringe benefits that are normally provided to all employees and does not provide additional perquisites.
Compensation actions like those described above evidence our philosophy of aligning executive compensation with our Company’s performance and increasing long-term stockholder value. We will continue to design and implement our executive compensation programs and policies in line with this philosophy to promote superior performance results and generate greater value for our stockholders.
The Board would like the support of our stockholders for the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement. This advisory vote on the compensation of our named executive officers allows our stockholders to express their opinions about our executive compensation programs. As we seek to align our executive compensation programs with our performance results and stockholders’ interests, we ask that our stockholders approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement. Accordingly, for the reasons we discuss above, the Board recommends that stockholders vote in favor of the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis section, compensation tables, and other narrative executive compensation disclosures contained in this Proxy Statement as required by the rules of the Securities and Exchange Commission.”

This advisory vote on the compensation of our named executive officers is not binding on us, our Board or the Compensation Committee. However, our Board and the Compensation Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.
Directors’ Recommendation
The Board recommends a vote FOR the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement.

OTHER MATTERS
Delinquent 16(a) Reports Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC. Such directors, executive officers and stockholders are also required to furnish us with copies of all Section 16(a) reports they file. Purchases and sales of our equity securities by such persons are published on our website at www.interactivebrokers.com.
Other Business
At the date hereof, there are no other matters that our Board intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.
Stockholder Proposals for 2026 Annual Meeting of Stockholders
Stockholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2026 Annual Meeting of Stockholders must submit their proposals to Mr. Paul J. Brody, the Secretary of the Company, at Interactive Brokers Group, Inc., One Pickwick Plaza, Greenwich, CT 06830, on or before November 6, 2025. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion in the proxy materials.
In accordance with our Bylaws, for a matter not included in our proxy materials to be properly brought before the 2025 Annual Meeting of Stockholders, a stockholder’s notice of the matter that the stockholder wishes to present must be delivered to Mr. Paul J. Brody, the Secretary of the Company, at Interactive Brokers Group, Inc., One Pickwick Plaza, Greenwich, CT 06830, not less than 120 days prior to the first anniversary of the date of this Proxy Statement. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our Bylaws (and not pursuant to the SEC’s Rule 14a-8) must be received no later than November 6, 2025.
Stockholder Recommendations for Director Candidates
Our Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. The policy of our Nominating and Corporate Governance Committee is to consider candidates recommended by stockholders in the same manner as other candidates. See Item 1. Election of Directors for the criteria our Nominating and Corporate Governance Committee utilizes to assess director candidates. Stockholders who wish to submit director candidates for consideration by our Nominating and Corporate Governance Committee for election at our 2025 Annual Meeting of Stockholders may do so by submitting in writing such candidates’ names, credentials, contact information and his or her written consent to be considered as a candidate, in compliance with the procedures required by our Bylaws, to Mr. Paul J. Brody, the Secretary of the Company, at Interactive Brokers Group, Inc., One Pickwick Plaza, Greenwich, CT 06830, not less than 120 days prior to the first anniversary of the date of this Proxy Statement. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our Bylaws must be received no later than November 6, 2025. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). We do not pay any fees to any third parties for assisting us with nominations and evaluations of candidates for director, nor do we obtain such services from third parties.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than February 16, 2026.
Important Notice Regarding Delivery of Stockholder Documents
Under SEC rules, a single package of Notices may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate Notice within the package. This procedure, referred to as “householding,” reduces the volume of duplicative information stockholders receive and reduces mailing expenses. Stockholders may revoke their consent to future householding mailings by contacting our Investor Relations Department at 2 Pickwick Plaza, Greenwich, Connecticut 06830, Attn: Investor Relations, telephone: 203-618-4070, e-mail: investor-relations@interactivebrokers.com.

InteractiveBrokers

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The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	**For**	**Against**	**Abstain**
1a. Thomas Peterffy	☐	☐	☐
1b. Earl H. Nemser	☐	☐	☐
1c. Milan Galik	☐	☐	☐
1d. Paul J. Brody	☐	☐	☐
1e. Lawrence E. Harris	☐	☐	☐
1f. William Peterffy	☐	☐	☐
1g. Nicole Yuen	☐	☐	☐
1h. Jill Bright	☐	☐	☐
1i. Richard Repetto	☐	☐	☐
1j. Lori Conkling	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

	For	**Against**	**Abstain**
2. Ratification of appointment of independent registered public accounting firm of Deloitte & Touche LLP.	☐	☐	☐
3. To approve, by non-binding vote, executive compensation.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000655349_1 R1.0.0.2

INTERACTIVE BROKERS GROUP, INC.

Annual Meeting of Stockholders

April 17, 2025 9:30 AM

This proxy is solicited by the Board of Directors

Thomas Peterffy, Earl H. Nemser and Paul J. Brody, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Interactive Brokers Group, Inc. to be held on April 17, 2025 at 9:30 AM EDT or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees in proposal 1, FOR proposal 2 and FOR proposal 3.

Continued and to be signed on reverse side

0000655349_2 R1.0.0.2